Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

BY AND BETWEEN

SELLERS:

Edlen Peachtree, LLC,

a Delaware limited liability company

CH Peachtree Associates, LLC,

a Georgia limited liability company

and

BUYER:

Plymouth Industrial REIT, Inc.,

a Maryland corporation.

Dated as of:  August 29, 2014

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

Buyer and Sellers hereby enter into this Purchase and Sale Agreement and Escrow Instructions (this “Agreement”) as of the Effective Date.  In consideration of the mutual covenants set forth herein, Sellers agree to sell, convey, assign and transfer the Property to Buyer, and Buyer agrees to buy the Property from Sellers, on the terms and conditions set forth in this Agreement.

1.                                      DEFINED TERMS.  The terms listed below shall have the following meanings throughout this Agreement:

Approvals:

All permits, licenses, franchises, certifications, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities for the ownership, operation, use and occupancy of the Property or any part thereof, excluding applications for development approvals that have been denied.

Bond Lease:

That certain Lease Agreement dated as of December 1, 2008 between the Development Authority, as lessor, and Sellers (as successor to FirstCal Industrial 2 Acquisition, LLC), as lessee, as amended, assigned or otherwise modified.

Bond Lease Assumption Costs:

The out-of-pocket costs and fees of the Issuer and Trustee (each as defined in the Bond Lease) incurred in connection with the preparation, execution, delivery and administration of documents to effect the assignment of the Bond Lease Documents to the Buyer pursuant to the terms of this Agreement.

Bond Lease Documents:

The Bond Lease and each of the documents, instruments and agreements to which a Seller is a party or in which the Seller holds an interest, each as amended, assigned or otherwise modified, including without limitation that certain Assignment, Assumption, Release and Modification of Lease Documents dated as of May 20, 2013 by and among FirstCal Industrial 2 Acquisition, LLC, Sellers and the Development Authority (the “Bond Lease Assignment”) and each of the “Bond Lease Documents” identified in the Bond Lease Assignment.

Business Day:	Any day that is not a Saturday or Sunday or a legal holiday in any state in which any of the Real Property is located.

Broker:	Savills Studley

Buyer:	Plymouth Industrial REIT, Inc., a Maryland corporation

Buyer’s Address:	c/o Plymouth Industrial REIT, Inc.
Two Liberty Square, 10th Floor
Boston, MA 02109
	Attn:	Pendleton White, Jr.
	Telephone:	(617) 340-3861
	Email:	pen.white@plymouthrei.com

With a copies to:

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
	Attn:	Kevin P. Joyce, Esq.
Jeffrey L. Vigliotti, Esq.
Telephone: (617) 856-8342 (KPJ)
(617) 856-8494 (JLV)
	Email:	KJoyce@brownrudnick.com
jvigliotti@brownrudnick.com

Closing:	The consummation of the sale and purchase of the Property, as described in Section 11 below.

Closing Date:

The later to occur of (a) fifteen (15) days after expiration of the Contingency Period (as it may be extended pursuant to Section 4) or (b) ten (10) Business Days following the completion of the planned initial public offering (the “IPO”) to be made by Buyer (or its assignee or designated affiliate) (the later of (a) and (b), the “Scheduled Closing Date”).

Contingency Period:

The period commencing on the Effective Date and expiring at 5:00 p.m. (Boston, Massachusetts Time) on the date which is forty-five (45) days thereafter (the “Scheduled Contingency Expiration Date”), subject, however, to extension pursuant to Section 5.

Deposit:

One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Initial Deposit”), together with any increase to the same if Buyer deposits the additional sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “IPO Deposit”) pursuant to the terms of this Agreement. Sellers shall be entitled to enforce, by lawsuit or otherwise, Buyer’s obligation to make the Initial Deposit and the IPO Deposit at any time after the obligation to make any such deposit accrues. Except as otherwise provided in this Agreement, none of the Deposit shall be refundable to Buyer unless Sellers default hereunder or unless any of the conditions to Buyer’s obligation to close are not satisfied and Buyer terminates this Agreement as the result thereof.

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Development Authority:	Development Authority of Gwinnett County.

Domain Rights:

All rights, control and ownership of any Websites, and all intellectual property rights and interests relating thereto or arising therefrom. Expressly excluded from Domain Rights is the Cambridge Hanover, Inc. Website and all intellectual property rights and interests relating thereto.

Effective Date:	August 29, 2014

Escrow Holder:	Commonwealth Land Title Insurance Company, a division of Fidelity National Financial

Escrow Holder’s Address:	Commonwealth Land Title Insurance Company
265 Franklin Street
Boston, MA 02110
Attn: Robert J. Capozzi, Esq.
Email: Robert.capozzi@fnf.com

Exhibits:	Exhibit A-1	Legal Description of Leasehold Parcel
	Exhibit A-2	Legal Description of Fee Parcel
	Exhibit B	Documents
	Exhibit C-1	Tenant Estoppel
	Exhibit C-2	Suniva Estoppel
	Exhibit D	Form of Deed
	Exhibit E	Bill of Sale
	Exhibit F	Assignment and Assumption of Leases
	Exhibit G	Assignment and Assumption of Contracts
	Exhibit H	FIRPTA Affidavit
	Exhibit I	Omitted
	Exhibit J	Seller’s Closing Certificate
	Exhibit K	Existing Contracts
	Exhibit L	Existing Leases
	Exhibit M	Rent Roll
	Exhibit N	Disclosures
	Exhibit O	Intentionally Omitted
	Exhibit P	Leasing Listing Agreements
	Exhibit Q	Bond Issuer Estoppel
	Exhibit R	Bond Trustee Estoppel
	Exhibit S-1	Representation Letter
	Exhibit S-2	Update Letter
	Exhibit T	Indemnification Agreement

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Existing Contracts:

All written brokerage (other than the brokerage agreement regarding the sale of the Property to Buyer), service, maintenance, operating, repair, supply, purchase, consulting, professional service, advertising and other contracts to which Sellers, or their agents, representatives, employees or predecessors-in-interest are a party, relating to the operation or management of the Real Property, Personal Property, Leases, and/or Intangible Property (but excluding insurance contracts and any recorded documents evidencing the Permitted Exceptions).

Improvements:

All buildings and other improvements owned by Sellers located on or affixed to the Land, including, without limitation, the existing buildings (the “Buildings”) and parking lots, together with all mechanical systems (including without limitation, all heating, air conditioning and ventilating systems and overhead doors), electrical equipment, facilities, equipment, conduits, motors, appliances, boiler pressure systems and equipment, air compressors, air lines, gas-fired unit heaters, baseboard heating systems, water heaters and water coolers, plumbing fixtures, lighting systems (including all fluorescent and mercury vapor fixtures), transformers, switches, furnaces, bus ducts, controls, risers, facilities, installations and sprinkling systems to provide fire protection, security, heat, air conditioning, ventilation, exhaust, electrical power, light, telephone, storm drainage, gas, plumbing, refrigeration, sewer and water thereto, all internet exchange facilities, telecommunications networks, conduits, fiber optic cables, all cable television fixtures and antenna, elevators, escalators, incinerators, disposals, rest room fixtures and other fixtures, equipment, motors and machinery located in or upon the Buildings, and other improvements now or hereafter on the Land, but excluding any trade fixtures, equipment or other personal property that any Tenant under an existing Lease owns or has the right to remove from its leased premises.

Intangible Property:

All intangible property (except as expressly set forth herein) now or on the Closing Date owned by Sellers in connection with the Real Property or the Personal Property including without limitation all of Seller’s right, title and interest in and to all utility arrangements, transferable warranties or guarantees (Sellers shall not have any obligation to pay any cost or fee in connection with the transfer of any warranty or guarantee), Approvals, Domain Rights, Websites, and Approved Contracts (not Sellers’ obligations under any Rejected Contracts (as hereinafter defined)), and all other intangible rights used in connection with or relating to the Real Property or the Personal Property or any part thereof, but specifically excluding Sellers’ right, title and interest in and to the following: (i) to any environmental reports, (ii) soil reports, (iii)

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surveys, maps, (iv) engineering reports and other technical descriptions or reports (v) bank accounts, (vi) accounts receivables, (vii) tort claims, (viii) insurance or other contract claims, (ix) condemnation awards, (x) refunds due from any vendor or other payee, and (xi) claims against Tenants for amounts due relating to any reconciliation of Operating Expense payments..

Land:

The two parcels of land (collectively, the “Parcels”, and each a “Parcel”), each located in the City of Norcross, Gwinnett County, Georgia, more particularly described in Exhibit A-1 attached hereto (the “Leasehold Parcel”) and Exhibit A-2 attached hereto (the “Fee Parcel”), together with all rights and interests appurtenant thereto, including, without limitation, any water and mineral rights, development rights, air rights, easements and all rights of Sellers in and to any strips and gores, alleys, passages or other rights-of-way.

With respect to the Leasehold Parcel, the Land shall include Sellers’ leasehold interest in the Leasehold Parcel pursuant to the Bond Lease, and shall not include fee simple title.

Landlord(s):	Either or both Sellers in its/their capacity as landlord(s), sublandlord(s), lessor(s) or sublessor(s) or in similar capacity(ies) under any of the Leases.

Leases:

The leases, subleases, licenses and other agreements with respect to occupancy of space in the Real Property in effect on the date hereof as listed on Exhibit L, together with leases, subleases, licenses and other agreements with respect to occupancy of space in the Property entered into after the date hereof in accordance with the terms of this Agreement, together with all amendments and guaranties thereof, but excluding the Bond Lease.

Lender:	JPMorgan Chase Bank, National Association

Loan:	The existing loan made by Lender to Sellers in the original principal amount of Ten Million Six Hundred Thousand and 00/100 Dollars ($10,600,000.00).

Loan Assumption:	The Buyer’s assumption and/or modification of the Loan and the Loan Documents in accordance with the terms of the Loan Documents.

Loan Assumption Documents:

Any and all documents, instruments, certificates, opinions and items required under the Loan Agreement or otherwise required in connection with the Loan Assumption, in each case, originally-executed and/or in recordable form to the extent applicable.

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Loan Assumption Fees:

The costs and fees payable in connection with the Loan Assumption or the request for approval of the Loan Assumption (including, without limitation, transfer fees, assumption fees, lenders’ attorney’s fees and costs, rating agency fees, search fees, inspection fees, application fees, closing fees, processing fees and taxes, intangible taxes, mortgage taxes (including documentary stamp taxes) and other amounts, but specifically excluding Seller’s and Buyer’s attorneys’ fees).

Loan Documents:	The documents, instruments and agreements executed to evidence or secure the Loan.

Permitted Exceptions:

All of the following: applicable zoning and building ordinances and land use regulations, the lien of taxes and assessments not yet delinquent, any exclusions from coverage set forth in the jacket of any Owner’s Policy of Title Insurance, any exceptions caused by Buyer, its agents, representatives or employees, the rights of the Tenants, as Tenants only, under the Leases, public utility easements of record without encroachment by any of the Improvements, and any matters deemed to constitute Permitted Exceptions under Section 8(d) hereof.

Personal Property:

Any and all personal property owned by Sellers including, without limitation, furniture, equipment, machinery, rack systems, inventories, supplies, signs, and other tangible personal property of every kind and nature owned by Sellers and installed, located at or used in connection with the operation, maintenance, ownership and/or occupancy of, and located on, the Real Property.

Property:	Any and all of Sellers’ interest in the Real Property, the Personal Property, the Approved Contracts (as defined in Section 4), the Leases, the Intangible Property and the Bond Lease Documents.

Purchase Price:	The sum of Seventeen Million and 00/100 Dollars ($17,000,000.00)

Real Property:	The Land and the Improvements.

Sellers:	(a) Edlen Peachtree, LLC, a Delaware limited liability company and (b) CH Peachtree Associates, LLC, a Georgia limited liability company (collectively, the “Sellers” and each a “Seller”)

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Sellers’ Address:	c/o Cambridge Hanover, Inc.
65 Locust Avenue, Suite 200
New Canaan, CT 06840
Attn: Jonathan P. Garrity
Telephone: (203) 966-9733
Email: jpgarrity@cambridgehanover.com

With a copy to:

Kaufman & Canoles, P.C.
150 W. Main Street, Suite 2100
Norfolk, VA 23510
Attn: Charles E. Land, Esquire
Telephone: (757) 624-3131
Email: celand@kaufcan.com

Tenant(s):	Persons or entities occupying or entitled to possession of any portion of the Real Property pursuant to the Leases, including tenants, subtenants, licensees and other occupants.

Tenant Inducement Costs:

All third-party payments, costs and expenses required to be paid or provided by Sellers, as Landlord(s), pursuant to a Lease which is in the nature of a tenant inducement, including tenant improvement costs, tenant allowances, building lease buyout costs, Landlord work costs, brokerage commissions, reimbursement of tenant moving expenses and other out-of-pocket costs.

Title Company:	Commonwealth Land Title Insurance Company
265 Franklin Street
Boston, MA 02110
Attn: Robert J. Capozzi, Esq.
Email: Robert.capozzi@fnf.com

Websites:

All domain names, web addresses and websites in which Sellers have an interest relating to the Property or any portion thereof but excluding in its entirety the Cambridge Hanover, Inc. website (cambridgehanover.com).

2.                                      DEPOSIT AND PAYMENT OF PURCHASE PRICE; INDEPENDENT CONSIDERATION.  Unless this Agreement terminates prior to the expiration of the Contingency Period, Buyer shall deposit with Escrow Holder, at Escrow Holder’s office, by wire transfer, each as a deposit on account of the Purchase Price the following: (a) within five (5) Business Days after the expiration of the Contingency Period, the Initial Deposit (b) within two (2) Business Days after the completion of the IPO, the IPO Deposit.

Upon Escrow Holder’s receipt of any portion of the Deposit, Escrow Holder shall place the same in a single interest-bearing account acceptable to Buyer.  Interest earned on the Deposit

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shall be considered part of the Deposit.    The Deposit (as and when paid to Escrow Holder) shall be held by Escrow Holder in accordance with this Agreement, and, if applicable, in accordance with Escrow Holder’s standard form of escrow agreement which Buyer and Sellers agree to execute in addition to this Agreement.  If the transactions contemplated hereby close as provided herein, the Deposit shall be paid to Sellers and shall be credited toward the Purchase Price (prorated in proportion to the allocation of the Purchase Price) and Buyer shall pay through escrow to Sellers the balance of the Purchase Price net of the outstanding principal balance of the Loan and net of all prorations and other adjustments provided for in this Agreement.  If this Agreement is terminated pursuant to the terms hereof or if the transactions do not close, the Deposit shall be returned to Buyer or delivered to Sellers (prorated in proportion to the allocation of the Purchase Price) as otherwise specified in this Agreement.   In the event that the completion of the IPO does not occur on or before September 30, 2014, Sellers may at any time thereafter but prior to the completion of the IPO, by written notice to Buyer, terminate this Agreement in which event the Deposit shall be delivered to and retained by Sellers.

Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to the Escrow Holder, for delivery by the Escrow Holder to Sellers as further consideration for this Agreement, the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”), which amount has been bargained for and agreed to as consideration for Sellers’ execution and delivery of this Agreement.  At Closing, the Independent Contract Consideration shall not be applied to the Purchase Price.

3.                                      DELIVERY OF MATERIALS FOR REVIEW.  On or before the date which is three (3) Business Days after the Effective Date, Sellers shall deliver to Buyer at Buyer’s address set forth in Section 2 above, the materials listed on Exhibit B (collectively, the “Documents”), if any, which are in Sellers’ possession, for Buyer’s review.  In the alternative, at Sellers’ option and within the foregoing five (5) day period, Sellers may make the Documents which are in Sellers’ possession available to Buyer on a secure web site, and in such event, Buyer agrees that any item to be delivered by Sellers under this Agreement shall be deemed delivered to the extent available to Buyer on such secured web site.  Without limitation on the foregoing, Sellers shall make any other documents, files and information reasonably requested by Buyer concerning the Property and which are in Sellers’ possession or control available for Buyer’s inspection at Sellers’ general offices or such other location as shall be mutually convenient to the parties.  Sellers make no representation as to the accuracy or completeness of any of the Documents that were not prepared by any Seller.

4.                                      CONTINGENCIES.  Buyer’s obligation under this Agreement to purchase the Property and consummate the transactions contemplated hereby is subject to and conditioned upon, among other things, the satisfaction or waiver by Buyer, in its sole and absolute discretion and in the manner hereinafter provided, of each of the contingencies (individually, a “Contingency”, and collectively, the “Contingencies”) set forth in this Section 4 in each case within the Contingency Period.

(a)                                 Property Review.  On or before the expiration of the Contingency Period, Sellers shall have given Buyer an opportunity to conduct its due diligence review, investigation and analysis of the Property (the “Due Diligence Review”) independently or through agents of Buyer’s own choosing, and Buyer shall have completed and shall be satisfied, in Buyer’s sole and

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absolute discretion, with Buyer’s Due Diligence Review, which may include, but shall not necessarily be limited to, Buyer’s review, investigation and analysis of: (i) all of the Documents; (ii) the physical condition of the Property; (iii) the adequacy and availability at reasonable prices of all necessary utilities, including, without limitation, the services necessary to operate the Improvements for Buyer’s intended use of the Property; (iv) the adequacy and suitability of applicable zoning and Approvals; (v) the Leases and the obligations from and to the Tenants thereunder; (vi) market feasibility studies; and (vii) such tests and inspections of the Property as Buyer may deem necessary or desirable.

(b)                                 Environmental Audit.  On or before the expiration of the Contingency Period, Buyer shall have completed to the satisfaction of Buyer, in its sole and absolute discretion, an environmental audit and assessment of the Real Property (the “Environmental Audit”), including but not limited to the performance of such tests and inspections as Buyer may deem necessary or desirable, subject to the terms and provisions hereof, in order to determine the presence or absence of any Hazardous Materials (as defined in Section 12(i) hereof).

(c)                                  Tenant Estoppels.  On or before the expiration of the Contingency Period, Buyer shall have received an estoppel certificate substantially in the form attached hereto as Exhibit C-1 (a “Tenant Estoppel”) (other than Suniva, Inc., which shall have a different from of estoppel certificate), executed by each Tenant under each of the Leases with respect to the status of such Lease, rent payments, Tenant improvements, lease defaults and other matters relating to such Lease, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion.  With respect to Suniva, Inc., on or before the expiration of the Contingency Period, Buyer shall have received an estoppel certificate substantially in the form attached hereto as Exhibit C-2 (the “Suniva Estoppel”), executed by Suniva, Inc. under its Lease with respect to the status of its Lease, rent payments, Tenant improvements, lease defaults and other matters relating to its Lease, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion.

(d)                                 Bond Lease Estoppels.  On or before the expiration of the Contingency Period, Buyer shall have received (a) an estoppel certificate substantially in the form attached hereto as Exhibit Q executed by the Issuer (as defined in the Bond Lease) with respect to the status of the Bond Lease Documents, rent payments, bond payments, lease defaults and other matters relating to the Bond Lease Documents, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion and (b) an estoppel certificate substantially in the form attached hereto as Exhibit R executed by the Trustee (as defined in the Bond Lease) with respect to the status of the Bond Lease Documents, rent payments, bond payments, lease defaults and other matters relating to the Bond Lease Documents, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion.

(e)                                  Board Approval.  On or before the expiration of the Contingency Period, Buyer shall have obtained approval for the transaction contemplated by this Agreement from its Board of Directors (“Board Approval”).  The failure of Buyer to obtain Board Approval shall in no event be used as the basis for contesting a claim by any Seller that it is entitled to the Deposit following a default by Buyer or as a defense against any claim of indemnity by Seller.

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(f)                                   Lender Approval & Loan Assumption.  On or before the expiration of the Contingency Period, Buyer shall have obtained (a) Lender’s approval of the Loan Assumption on terms acceptable to Buyer in Buyer’s sole and absolute discretion and (b) Lender shall have provided to Buyer such estoppel information with respect to the Loan Assumption as Buyer shall have reasonably requested.  Buyer agrees to complete and execute an application to assume the Loan and the Loan Documents within three (3) Business Days after the Effective Date.  Buyer agrees to use commercially reasonable efforts to obtain the approval of Lender described herein, and Sellers, at no material cost or expense to Sellers, agree to reasonably cooperate with Buyer and Lender to obtain such approval, with the parties agreeing that time is of the essence.  Buyer and Sellers agree to reasonably cooperate with each other and with Lender to prepare the final form of each of the Loan Assumption Documents prior to expiration of the Contingency Period in form and substance reasonably acceptable to each of Buyer, Sellers and Lender.  In connection with the Loan Assumption, the Buyer plans to have Plymouth Industrial REIT, Inc. (i.e., the Buyer) serve as the guarantor and a newly formed limited liability company serve as the borrower.

The foregoing Due Diligence Review, Environmental Audit, Tenant Estoppel, Board Approval and Lender Approval & Loan Assumption Contingencies are solely for Buyer’s benefit and only Buyer may determine such Contingencies to be satisfied or waived in writing. Buyer shall have the Contingency Period in which to satisfy or waive such Contingencies by delivering written notice to Sellers with a copy to Escrow Holder.  Each Contingency shall be deemed to have been satisfied or waived by Buyer unless prior to the expiration of the Contingency Period, Buyer delivers to Sellers a written notice terminating this Agreement (“Buyer’s Termination Notice”).  During the Contingency Period, Buyer may elect not to purchase the Property for any reason or for no reason whatsoever, all in Buyer’s sole and absolute discretion.

5.                                      BUYER’S EXTENSION RIGHT.  If, (a) at any time during the Contingency Period, Buyer determines in its sole and absolute discretion that a Phase II Environmental Site Assessment is necessary to determine whether the Contingencies have been satisfied or (b) as of two (2) Business Days prior to expiration of the Contingency Period, Lender has not approved the Loan Assumption, then, in either case, Buyer shall have the right to extend the Contingency Period for an additional thirty (30) days so that the Contingency Period will expire at 5:00 p.m. (Eastern Standard Time) on the date which is seventy-five (75) days after the Effective Date; Buyer may exercise this extension right by delivering written notice to Sellers on or before 5:00 p.m. (Eastern Standard Time) on the Scheduled Contingency Expiration Date. For the sake of clarity, the parties acknowledge that Buyer shall not have the right to extend the Contingency Period under clause (b) of the first sentence of this paragraph if Lender approves the Loan Assumption on or before two (2) Business Days prior to expiration of the Contingency Period, regardless of whether Buyer finds the terms of such approval acceptable.

6.                                      ADDITIONAL TERMINATION RIGHTS.

(a)                                 If Buyer fails to obtain Lender’s approval of the Loan Assumption on or before the expiration of the Contingency Period, then Sellers may terminate this Agreement by delivering written notice to Buyer at any time after expiration of the Contingency Period but prior to the date that Lender’s approval of the Loan Assumption is obtained.

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(b)                                 If Buyer first obtains Lender’s approval of the Loan Assumption after expiration of the Contingency Period, then Buyer shall have the right to terminate this Agreement by delivering written notice to Sellers (Buyer’s Loan Assumption Rejection Notice”) on or before the date that is five (5) Business Days after Buyer receives Lender’s written approval of the Loan Assumption if such Lender’s approval does not meet all of the following requirements: (1) the same shall be on terms and with documentation that is reasonable in the context of a CMBS assumption; (2) the same shall permit Buyer to assume the Loan without material adverse modification in or addition to any of the economic terms of, or the exposure of liability to Buyer or any guarantor of the entity that takes title to the Property in connection with, the Loan Documents (it being understood that any change in rate, term, extension options, prepayment, amortization, cash management or sweeps or reserves, or expansion of non-recourse carve-outs loans, or any liability or recourse to any person or entity other than the entity that takes title to the Property, shall be deemed to be a material adverse change) or, in the event of such modification, the express, prior approval of such modification by Buyer in its sole and absolute discretion; (3) the Loan Assumption shall provide that Buyer and any principals or guarantors of Buyer who execute any guaranties or indemnities in connection with the Loan shall not be responsible for any obligations or liabilities under the Loan or the Loan Documents that accrue or arise before the Closing Date; and (4) reasonable modifications are made to the transfer provisions to allow certain reasonable requested direct and indirect limited liability company interests (or other equity interests if applicable) of Buyer to be subsequently transferred without notice to or consent by Lender.

(c)                                  If (i) Buyer delivers Buyer’s Termination Notice to Sellers prior to the end of the Contingency Period, as it may be extended, (ii) Lender’s approval of the Loan Assumption is not obtained prior to the end of the Contingency Period, as it may be extended, and Sellers exercise the termination right set forth in Section 6(a) or (iii) Buyer delivers Buyer’s Loan Assumption Rejection Notice within the time specified in Section 6(b) above then, in the event of any of (i), (ii) and/or (iii), this Agreement shall terminate without the further action of any party.  Upon any such termination, Escrow Holder shall return the Deposit (if any) to Buyer and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder.

7.                                      CONTRACTS.  With respect to the Existing Contracts only, prior to the expiration of the Contingency Period, Buyer may furnish Sellers with a written notice of the contracts and agreements (the “Approved Contracts”) which Buyer has elected to assume at the Closing.  All Existing Contracts not included in any such notice shall be excluded from the Property to be conveyed to Buyer, and are herein collectively referred to as the “Rejected Contracts”, and, if Buyer fails to deliver such notice, all Existing Contracts shall be deemed Rejected Contracts.  Sellers shall at Sellers’ sole cost and expense terminate on or before the Closing Date all Rejected Contracts and shall deliver to Buyer evidence satisfactory to Buyer of Sellers’ termination on or prior to Closing of all Rejected Contracts.  Notwithstanding anything contained herein to the contrary, Sellers agree to cause any existing property management agreements and any leasing listing agreements to be terminated effective as of the Closing Date and Sellers shall be solely responsible for any fees or payments due thereunder except that if, after the Effective Date (including periods after the Closing Date), (i) Buyer approves the expansion of the premises or renewal of the term of any of the Leases that are subject to the leasing listing agreements listed on Exhibit P, Buyer shall pay the commissions that become due

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with respect to such renewal or expansion, and (ii) any current Tenant renews its lease or expands its premises, Buyer shall pay the commissions that become due with respect to such renewal or expansion and shall assume Seller’s listing agreements with respect to such commissions at Closing.

8.                                      TITLE COMMITMENT; SURVEY; SEARCHES.  Buyer’s obligation to purchase the Property and to consummate the transactions contemplated hereby shall also be subject to and conditioned upon Buyer’s having approved the condition of title to the Property and surveys of the Real Property in the manner provided for in this Section 8.

(a)                                 Title Commitment.  On or before ten (10) days after the Effective Date, Sellers shall cause the Title Company to deliver commitments for each of the Parcels (collectively the “Title Commitments” and each a “Title Commitment”) to Buyer for the Title Policies (as defined in Section 9 hereof), issued by the Title Company showing Sellers as the owners of fee simple title to the Fee Parcel and the owners of a leasehold interest, pursuant to the Bond Lease, in the Leasehold Parcel, together with legible copies of all documents (“Exception Documents”) referred to in Schedule B of the Title Commitments.

(b)                                 Survey.  Sellers shall cooperate with Buyer to obtain an update of Sellers’ existing surveys from surveyors licensed in the states where the Real Property is located, which shall be certified to Buyer, Title Company and Buyer’s lender (if applicable) with a certification in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2011 and including items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 11(b), 13, 14, 16, 17, 18, 20 and 21 ($1,000,000.00 minimum) of Table A (collectively the “Surveys” and each a “Survey”).  Sellers shall not be obligated to expend any funds with respect to the Surveys.

(c)                                  Searches.  Buyer may obtain current UCC, tax lien and judgment searches with respect to liens, security interests and adverse claims affecting Sellers or Sellers’ interest in the Real Property and/or the Personal Property (collectively, “Searches”).

(d)                                 Permitted/Unpermitted Exceptions.  Buyer shall have the right, until the date that is seven (7) days before the end of the Contingency Period, to object in writing (“Buyer’s Exception Notice”) to any title matters that are not Permitted Exceptions which are disclosed in the Title Commitments or Surveys (herein collectively called “Liens”).  Unless Buyer shall timely object to the Liens, such Liens shall be deemed to constitute additional Permitted Exceptions.  Any Liens which are timely objected to by Buyer shall be herein collectively called the “Title Objections.”  If, on or before two (2) Business Days before the end of the Contingency Period, Sellers fail to cause or covenant to Buyer in writing to remove or endorse over any Title Objections prior to the Closing in a manner satisfactory to Buyer in its sole and absolute discretion (Sellers having no obligation to agree to cure or correct any such Title Objections),  Buyer may elect, prior to the expiration of the Contingency Period to either (a) terminate this Agreement by giving written notice to Sellers and , thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.  Buyer

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shall have the right to amend Buyer’s Exception Notice (“Buyer’s Amended Exception Notice”) to object to any title matters that are not Permitted Exceptions which are disclosed in any supplemental reports or updates to the Title Commitments or Surveys delivered to Buyer after the end of the Contingency Period (which title matters were not reflected in the Title Commitments or Surveys provided to Buyer prior to the end of the Contingency Period) provided that Buyer objects to the same within five (5) days after Buyer’s receipt of the applicable supplemental reports or updates to the Title Commitments or Surveys but in no event after Closing.  If Sellers fail to take the action requested by Buyer in Buyer’s Amended Exception Notice, Buyer may elect prior to Closing to proceed under either clause (a) or (b) of the sentence which precedes the immediately preceding sentence.  Notwithstanding anything to the contrary contained in this Agreement, any Lien which is a financial encumbrance such as a mortgage, deed of trust, or other debt security (other than the Loan, the lien(s) of which shall remain of record), attachment, judgment, lien for delinquent real estate taxes and delinquent assessments, mechanic’s or materialmen’s lien, which is outstanding against the Property, or any part thereof, that is revealed or disclosed by the Title Commitment or any updates thereto and/or the Searches (herein such matters are referred to as “Financial Encumbrances”) shall in no event be deemed a Permitted Exception, and Sellers hereby covenant to remove all Financial Encumbrances on or before the Closing Date.

(e)                                  Approved Title and Survey.  The condition of title as approved by Buyer in accordance with this Section 8 is referred to herein as the “Approved Title” and the Surveys as approved by Buyer in accordance with this Section 8 is referred to herein as the “Approved Survey”.

9.                                      DEED; TITLE POLICIES.  Sellers shall convey the Real Property to Buyer by (a) limited warranty deed in the form of Exhibit D (the “Deed”) with respect to the Fee Parcel, (b) an assignment and assumption of the Bond Lease Documents with respect to the Leasehold Parcel and (c) such other documents as are necessary for Buyer to acquire title to the Real Property of the same nature and quality as title is currently held by Sellers.  As a condition to Buyer’s obligation to consummate the purchase of the Property and other transactions contemplated hereby, as of Closing the Title Company shall be unconditionally committed to issue to Buyer ALTA extended coverage Owner’s Policies of Title Insurance for each of the Parcels in the amount of the Purchase Price allocable to each Parcel, dated effective as of the date the Deeds are recorded and insuring Buyer (or its nominee or assignee, if applicable) as the owner of good and indefeasible title to the Real Property (fee simple as to the Fee Parcel and leasehold interest as to the Leasehold Parcel), free from all Financial Encumbrances and subject to no exceptions other than Permitted Exceptions, together with such endorsements as required by Buyer in the Buyer’s Exception Notice, all in form and substance satisfactory to Buyer in its sole discretion (the “Title Policies”).  Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on Sellers, except to the extent agreed to in writing by Sellers and (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements except to the extent the Title Company commits to their issuance prior to the expiration of the Contingency Period.  Sellers shall deliver to the Title Company reasonable and customary instruments, documents, payments, indemnities, releases, evidence of authority and agreements relating to the issuance of the Title Policies based upon the requirements of Schedule

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B of the Title Commitments applicable to Sellers, including without limitation a no lien, gap and possession affidavits in a form reasonably acceptable to the Title Company (each an “Owner’s Affidavit”), but in no event shall Sellers be obligated to execute or deliver any instrument, document, payment, indemnity, release or agreement for the purpose of eliminating any Permitted Exception as an exception to any Title Policy or which would have the practical effect of expanding the special warranty of title given by Sellers in the Deeds.

10.                               PRORATIONS.  The following prorations shall be made between Sellers and Buyer on the Closing Date, computed with income and expenses for the Closing Date itself being allocated to Buyer:

(a)                                 Rents Payable Under Leases.  The word “Rents” as used herein shall be deemed to include, without limitation, (i) fixed monthly rents and other fixed charges payable by the Tenants under the Leases, (ii), any amounts payable by the Tenants by reason of provisions of the Leases relating to escalations and pass-throughs of operating expenses and taxes, and adjustments for increases in the Consumer Price Index and the like, (iii) any percentage rents payable by the Tenants under the Leases, if any, and (iv) rents or other charges payable by the Tenants under the Leases for services of any kind provided to them (including, without limitation, making of repairs and improvements, the furnishing of heat, electricity, gas, water, other utilities and air-conditioning) for which a separate charge is made.

Sellers shall collect and retain all Rents due and payable prior to the Closing and Buyer shall receive a credit for all such collected Rents allocable to the period from and after the Closing Date, in each case, to the extent such Rents are actually received by Sellers prior to the Closing Date.  Rents collected subsequent to the Closing Date, net of costs of collection, if any, shall first be applied to such Tenant’s current Rent obligations and then to past due amounts in the reverse order in which they were due.  Subject to the foregoing, any such Rents collected by Buyer shall, to the extent properly allocable to periods prior to the Closing, be paid, promptly after receipt, to the Sellers and any portion thereof properly allocable to periods from and after the Closing Date shall be retained by Buyer.  The term “costs of collection” shall mean and include reasonable attorneys’ fees and other reasonable out-of-pocket costs incurred in collecting any Rents.

Sellers shall not be permitted after the Closing Date to institute proceedings against any Tenant to collect any past due Rents for periods prior to the Closing Date; provided that Buyer agrees for six months after Closing to bill Tenants for such Rents and provided further that in no event shall Buyer be obligated to terminate a Lease or dispossess a Tenant after Closing for failure to pay such Rents. If any past due Rents are not collected from the Tenants owing such delinquent amounts, Buyer shall not be liable to Sellers for any such amounts.

Any advance or prepaid rental payments or deposits paid by Tenants prior to the Closing Date and applicable to the period of time subsequent to the Closing Date and any security deposits or other amounts paid by Tenants, together with any interest on both thereof to the extent such interest is due to Tenants shall be credited to Buyer on the Closing Date. Sellers shall not apply any security deposits between the Effective Date and Closing without Buyer’s prior written consent, not to be unreasonably withheld.

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No credit shall be given either party for accrued and unpaid Rent or any other non-current sums due from the Tenants until said sums are paid.  In addition, if as of the Closing Date there exists any rebate, rental concession, free-rent period, credit, setoff or rent reduction under or with respect to any Lease which extends beyond the Closing Date, then the prorations in favor of Buyer hereunder shall include an amount equal to the aggregate amount of all such rebates, rental concessions, free-rent periods, credits, setoffs or rent reductions applicable to any period or periods after the Closing Date.

(b)                                 Rent Adjustments.  Pending final adjustments and prorations, as provided in Section 10(a) above, to the extent that any additional rent, adjustment rent or escalation payments, if any, including, without limitation, estimated payments for Taxes (as defined below), insurance, utilities (to the extent not paid directly by Tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property, are paid by Tenants to the Landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Sellers shall make an adjustment at Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at and as of Closing.  If, as of Closing, Sellers have received additional rent, adjustment rent or escalation payments in excess of the amount that Tenants will be required to pay, based on the actual Operating Costs as of Closing, Buyer shall receive a credit in the amount of such excess.  If, as of Closing, Sellers have received additional rent, adjustment rent or escalation payments that are less than the amount that Tenants would be required to pay based on the actual Operating Costs as of Closing, Sellers shall receive the same from Buyer following Closing but only after Buyer collects the same from the applicable Tenants.  Operating Costs that are not payable by Tenants either directly or reimbursable under the Leases shall be prorated between Sellers and Buyer and shall be reasonably estimated by the parties if final bills are not available.

(c)                                  Taxes and Assessments.  With respect to each Parcel, real estate taxes and special assessments, if any, assessed against the Property (“Taxes”) for the tax year in which the Closing occurs (the “Closing Tax Year”) shall be prorated as follows:  Buyer shall receive a credit for Taxes not paid for the Closing Tax Year prorated based on the number of days of Sellers’ ownership of the Property in the Closing Tax Year through the day immediately preceding the Closing Date, all as and to the extent that Sellers have not yet paid the relevant bill therefor; and Sellers shall receive a credit for Taxes paid by or on behalf of Sellers in the Closing Tax Year to the relevant taxing authority prior to Closing, prorated based on the period of Buyer’s ownership of the Property in the Closing Tax Year.  If bills for any Taxes payable in the applicable Closing Tax Year are unavailable on the Closing Date, such taxes will be pro-rated based upon 100% of the tax applicable for the previous tax period.  Subject to reconciliation as provided in Section 10(b) above, Sellers shall retain all amounts paid or payable by Tenants under the Leases on account of Taxes for the period prior to Closing, and Buyer shall be entitled to amounts paid by Tenants under the Leases on account of Taxes for the period after Closing.

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(d)                                 Utilities.  Charges attributable to the Property for utilities and fuel, including, without limitation, steam, water, electricity, gas and oil, except to the extent paid directly by the Tenants, shall be prorated as of the Closing Date.

(e)                                  Other Prorations.  Charges payable under the Approved Contracts assigned to Buyer pursuant to this Agreement shall be prorated as of the Closing Date.  Buyer shall also receive a credit equal to any past due payments (including interest or penalties due) from Sellers to any of the other parties to the Approved Contracts.

Interest payments payable under the Loan shall be prorated as of the Closing.  Buyer shall assume responsibility for the outstanding principal balance of the Loan to the extent such outstanding principal balance is credited against the Purchase Price at Closing.  At Closing, Sellers shall assign to Buyer all of Sellers’ rights to all escrow balances, reserves and similar amounts, if any, maintained by the Lender in connection with the Loan, and Buyer shall pay Sellers the amount of such escrow balances, reserves, and similar amounts so assigned, subject to confirmation from Lender.

Sellers and Buyer agree that (1) none of the insurance policies relating to the Property will be assigned to Buyer (and Sellers shall pay any cancellation fees resulting from the termination of such policies), and (2) no employees of Sellers performing services at the Property shall be employed by Buyer.  Accordingly, there will be no prorations for insurance premiums or payroll, and Sellers shall be liable for all premiums and payroll expenses in connection with the foregoing.

If any Seller has made any deposit with any utility company or local authority in connection with services to be provided to the Property, such deposits shall, if Buyer so requests and if assignable, be assigned to Buyer at the Closing and Sellers shall receive a credit equal to the amounts so assigned.  Sellers shall cooperate with Buyer to transfer all utility services to Buyer at Closing.

In no event shall any costs of the operation or maintenance of the Property incurred prior to the Closing be borne by Buyer or any costs of the operation or maintenance of the Property incurred following the Closing be borne by Sellers, except costs arising under any Rejected Contracts.

Buyer shall be responsible for all Tenant Inducement Costs for or related to all new Leases (i.e., including, without limitation, any amendment to an existing Lease) signed after the Effective Date with Buyer’s prior written consent.  Sellers shall have no responsibility, whatsoever, with respect to any Tenant Inducement Costs for which Buyer is expressly responsible under this paragraph (and to the extent Sellers have paid any such Tenant Inducement Costs described in this paragraph at any time following the Effective Date of this Agreement and prior to Closing, Sellers shall receive a proration credit therefor at Closing).  Except for the specific Tenant Inducement Costs which Buyer is responsible for under this paragraph, Buyer shall receive at the Closing a credit toward the Purchase Price equal to all unpaid and outstanding Tenant Inducement Costs under all Leases.

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The prorations and credits provided for in this Section 10 shall be made on the basis of a written statement prepared by Sellers and approved by Buyer.  At least five (5) Business Days prior to the Closing Date, Sellers, or Escrow Holder using information provided by Sellers, shall provide Buyer with a preliminary proration and closing statement, together with backup documentation substantiating the prorations provided for and the calculations performed, in order that Buyer may verify Sellers’ methods and calculations.  In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within 12 months after the Closing Date.  The provisions of this Section 10 shall survive the Closing.

11.                               CLOSING.

(a)                                 Closing Requirements.  The consummation of the sale and purchase of the Property (the “Closing”) shall be effected through a closing escrow which shall be established by Sellers and Buyer with the Escrow Holder utilizing a so-called “New York Style Closing” (i.e., meaning a Closing which has, on the Closing Date, the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policies or “marked-up” title commitments as described herein and the payment of the Purchase Price net of the outstanding principal balance of the Loan and net of all prorations and other adjustments provided for in this Agreement.  Sellers shall provide any customary affidavits or undertakings to the Title Company necessary for the aforedescribed “New York Style” type of Closing to occur.  All documents to be delivered at the Closing and all payments to be made shall be delivered on or before the Closing Date as provided herein.

(b)                                 Additional Conditions to Closing.  It is a condition to Buyer’s obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Sellers’ representations and warranties hereunder shall be true and correct in all material respects with respect to each Seller and the Seller Closing Certificates delivered pursuant to Section 12 hereof shall not disclose any material qualifications or material changes in Sellers’ representations and warranties set forth in Section 15 hereof; (ii) Sellers shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; (iv) the Title Company shall, upon payment of the Purchase Price (net of the outstanding principal balance of the Loan and net of all prorations and other adjustments provided for in this Agreement) and performance by Buyer of all of its obligations under this Agreement, be unconditionally committed to issue the Title Policies at Closing; (v) Sellers shall have delivered all other documents and other deliveries listed in Section 12 hereof; (vi) the Lender shall have executed and delivered to Escrow Holder the Loan Assumption Documents; (vii) all third party agreements, consents and approvals necessary to effect assignment and assumption of the Bond Lease Documents shall have been obtained; (viii) Lender shall have approved the transfer of the Property and the Loan Assumption; (ix) as of the Closing Date, the terms of Lender’s approval of the transfer of the Property and the terms of Lender’s approval of the Loan Assumption shall not have materially changed from the time such approval was originally granted or such changes shall have been accepted by Buyer; and (x) at Closing, Sellers shall assign to Buyer all of Sellers’ right to all escrow balances or reserves, if any, maintained in connection with the Loan and Buyer shall pay Sellers the amount of the escrow balances or reserves so assigned, subject to written

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confirmation from Lender of its consent to such assignment.  If any condition to Buyer’s obligations hereunder is not fulfilled, including any condition set forth in this Agreement but not set forth in this Section 11(b), then Buyer shall have the right to terminate this Agreement by written notice to Sellers delivered on or before the Closing Date, in which event the Deposit shall be returned to Buyer, all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly provided herein) and this Agreement shall thereafter be of no further force and effect, unless such failure of condition constitutes a default on the part of Sellers under any other provision of this Agreement, in which case the terms of Section 14(b) shall also apply.

(c)                                  Sellers’ Conditions to Closing.  It is a condition to Sellers’ obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Buyer’s representations and warranties hereunder shall be true and correct in all material respects; (ii) Buyer shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; (iv) Buyer shall have delivered all other documents and other deliveries required of it under Section 12 hereof; (v) the Lender shall have executed and delivered to Escrow Holder the Loan Assumption Documents; (vi) the Lender has approved the transfer of the Property and the Loan Assumption; (vii) the Loan Assumption shall provide for a full and complete release of Sellers and any principals or guarantors of Seller who have executed any guaranties or indemnities in connection with the Loan from all obligations and liabilities under the Loan or the Loan Documents accruing or arising on and after the Closing Date; and (viii) all third party agreements, consents and approvals necessary to effect assignment and assumption of the Bond Lease Documents shall have been obtained.  If any condition to Sellers’ obligations set forth in this Agreement is not fulfilled, including any condition not set forth in this Section 11(c), then Sellers shall have the right to terminate this Agreement by written notice to Buyer, in which event all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly set forth herein) and this Agreement shall thereafter be of no further force and effect, and Sellers shall be entitled to the Deposit in accordance with Section 14(a) of this Agreement if Buyer failed to consummate the Closing when required with all Buyer’s conditions precedent to Closing having been satisfied, but otherwise the Deposit shall be returned to Buyer.

12.                               ESCROW.

(a)                                 Sellers’ Closing Deliveries.  On or prior to the Closing Date, Sellers shall deliver to Escrow Holder the following documents and materials for each of the Parcels, all of which shall be in such form and substance as required hereunder:

(i)                                     Deed; Transfer Declarations.  With respect to the Fee Parcel, a Deed, duly executed, acknowledged and in recordable form, accompanied by all necessary transfer tax declarations of Sellers as may be required under applicable law in order to permit the recording of each Deed.

(ii)                                  Bill of Sale.  A duly executed and acknowledged bill of sale for the Personal Property and Intangible Property, conveying to Buyer all of the Personal

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Property and Intangible Property in the form of Exhibit E attached hereto (the “Bill of Sale”).

(iii)                               Assignment of Leases.  Two (2) originals of an assignment of the Leases and all guaranties thereof, duly executed and acknowledged by Sellers in the form of Exhibit F attached hereto (the “Assignment of Leases”).

(iv)                              Assignment of Contracts.  Two (2) originals of an assignment of the Approved Contracts, duly executed and acknowledged by Sellers and to the extent required under the terms of any Approved Contract, consented to by the other party to such Contract in the form of Exhibit G attached hereto (the “Assignment of Contracts”).

(v)                                 Title Clearance Documents.  An Owner’s Affidavit duly executed by Sellers in a form reasonably acceptable to the Title Company.

(vi)                              FIRPTA Affidavit.  Two (2) non-foreign certifications, duly executed by each Seller (or by each Seller’s parent entity if Seller is a disregarded entity for federal income tax purposes) under penalty of perjury, certifying that Seller is not a “foreign person”, pursuant to Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended (“Section 1445”) in the form of Exhibit H attached hereto (the “FIRPTA Affidavit”).  If Sellers shall fail or be unable to deliver the both FIRPTA Affidavits, then Buyer shall have the right to withhold such portion of the Purchase Price as may be necessary, in the reasonable opinion of Buyer and its counsel, to comply with Section 1445 and applicable law.

(vii)                           Authority Documents.  Such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Sellers, but in no event shall Sellers be obligated to execute or deliver any document for the purpose of eliminating any Permitted Exception as an exception to any Title Policy or which would have the practical effect of expanding the special warranty of title given in the Deeds.

(viii)                        Seller Closing Certificate.  A certificate duly executed by Sellers in the form of Exhibit J attached hereto (a “Seller Closing Certificate”).

(ix)                              Loan Assumption Documents. Any and all Loan Assumption Documents that Lender requires be delivered by Sellers or the affiliates of either to effect the Loan Assumption.

(x)                                 Assignment of Bond Lease Documents.  Four (4) originals of an assignment and assumption of the Bond Lease Documents, duly executed and acknowledged by Sellers in form reasonably acceptable to Buyer and Sellers (an “Assignment of Bond Lease Documents”).

(xi)                              A Seller’s Affidavit Regarding Brokers.

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(xii)         Other Instruments.  Such other documents and instruments as are contemplated under the terms of this Agreement, including, without limitation, such documents as may be necessary to effect the assignment of Seller’s interest in the Bond Lease Documents to Buyer and the Representation Letter (as defined in Section 40).

On or prior to the Closing Date, Sellers shall deliver to Buyer the following documents and materials, all of which shall be in form and substance reasonably acceptable to Buyer:

(1)           Documents.  Originals of all Leases, Approved Contracts and any warranties or guarantees that are transferred to Buyer to the extent in Sellers’ possession or control, if not already delivered, or copies of same to the extent originals do not exist and all books and records (including those in electronic format) reasonably required in connection with the maintenance and operation of the Property.

(2)           Keys; Manuals.  Keys to all entrance doors in the Improvements, properly tagged for identification, and, to the extent in Sellers’ possession or control, all operating manuals relating to operation of the equipment and systems which are part of the Property.

(3)           Letters of Credit.  With respect to any security deposits under Leases which are in the form of letters of credit, such letters of credit (including all amendments) together with a duly executed assignment of such letters of credit, in form required by the issuer of such letters of credit, which cites Buyer as the beneficiary thereof, but Buyer, and not Sellers, shall be obligated to pay the fees, if any, required to transfer such letters of credit to Buyer.

(4)           Notices to Tenants.  Notice to each of the Tenants and any guarantors under the Leases, notifying them of the sale of the Property and directing them to pay all future rent as Buyer may direct.

(5)           Notices to Parties Under Approved Contracts.  Notices to each of the parties (other than Sellers) under the Approved Contracts, notifying them of the sale of the Property and directing them to address all matters relating to the Approved Contracts as Buyer may direct.

(6)           Closing Statement.  A duplicate counterpart of a closing statement (the “Closing Statement”) prepared by Escrow Holder, and signed by Sellers, setting forth all prorations and credits required hereunder, signed by Sellers.

(b)           Buyer’s Deliveries at Closing.  On or before the Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price net of the outstanding principal balance of the Loan and net of all prorations and other adjustments provided for in this Agreement.  On or prior to the Closing Date, Buyer shall deliver to Escrow Holder two (2) duly executed counterparts of each Assignment of Leases, the Assignment of Contracts and the Closing Statement, four (4) originals of the Assignment of Bond Lease Documents, any and all Loan Assumption Documents that Lender requires be delivered by Buyer or its affiliates to effect the Loan Assumption, a Buyer’s Affidavit Regarding Brokers, such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of this

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Agreement, and such other documents and instruments as are contemplated under the terms of this Agreement, including, without limitation, such documents as may be necessary to effect the assignment of Seller’s interest in the Bond Lease Documents to Buyer.  Buyer shall also deliver a Broker’s Lien Waiver and Acknowledgment of Payment executed and acknowledged by the Broker.

(c)           Closing Instructions.  This Agreement shall constitute both an agreement between Buyer and Sellers and escrow instructions for Escrow Holder.  If Escrow Holder requires separate or additional escrow instructions which it reasonably deems necessary for its protection, Sellers and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional standard escrow instructions of Escrow Holder (the “Additional Instructions”).  In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide.  The Additional Instructions shall not modify or amend the provisions of this Agreement or impose any additional obligations upon either Sellers or Buyer, unless otherwise agreed to in writing by Sellers and Buyer.

(d)           Procedures Upon Failure of Condition.  Except as otherwise expressly provided herein, if any of the conditions set forth in this Agreement is not timely satisfied or waived for a reason other than the default of Buyer or Sellers in the performance of their respective obligations under this Agreement:

(i)            This Agreement, the escrow and the respective rights and obligations of Sellers and Buyer hereunder shall terminate, subject to the survival of such obligations hereunder as survive such termination;

(ii)           Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit, and to Sellers and Buyer all documents deposited by them respectively, which are then held by Escrow Holder; and

(iii)          Any escrow cancellation and title charges shall be shared equally by Buyer and Sellers.

(iv)          Any outstanding Loan Assumption Fees shall be paid by Buyer.

(v)           The Bond Lease Assumption Costs shall be paid by Seller.

(e)           Actions of Escrow Holder.  On the Closing Date, provided Buyer and Sellers have satisfied (or waived in writing) the conditions set forth in this Agreement, Escrow Holder shall take the following actions:

(i)            Record the Deed to be recorded in the applicable recording location;

(ii)           Deliver to Buyer the closing documents required to be delivered to Buyer under this Agreement and any supplemental instructions provided by Buyer;

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(iii)          Deliver to Sellers in cash or current funds, all sums due Sellers pursuant to this Agreement and any documents required to be delivered to Sellers under this Agreement and any supplemental instructions provided by Sellers;

(iv)          Cause the Title Company to issue and deliver the Title Policies to Buyer; and

(v)           Deliver to Sellers and Buyer the Closing Statement which has been certified by Escrow Holder to be true and correct.

13.          CLOSING COSTS; PROPERTY COSTS.  Sellers shall pay: (a) all title charges and premiums incurred for the Title Policies (but excluding Buyer’s endorsements); (b) one half (½) of the escrow fees and other charges owing to Escrow Holder; (c) the Bond Lease Assumption Costs; and (d) all of the Sellers’ legal fees and expenses and the cost of all performances by Sellers of their obligations hereunder.

Buyer shall pay: (a) for all endorsements to the Title Policies requested by Buyer; (b) one half (½) of the escrow fees and other charges owing to Escrow Holder; (c) all of the transfer taxes and recording taxes payable in connection with the transfer of the Property to Buyer and the recording of the Deeds; (c) the cost of updating the Surveys; (d) the Loan Assumption Fees; and (e) all of Buyer’s legal fees and expenses and the cost of all performances by Buyer of its obligations hereunder.

All other closing costs shall be allocated between Buyer and Sellers in accordance with local custom.

14.          REMEDIES.

(a)           LIQUIDATED DAMAGES ON BUYER’S DEFAULT.  BUYER AND SELLERS HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLERS WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN.  IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLERS IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLERS TO WAIVE OTHER REMEDIES WHICH SELLERS MAY HAVE IN THE EVENT OF SUCH A BUYER DEFAULT.  BUYER AND SELLERS, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT PLUS THE AMOUNT OF ANY DEPOSIT THAT BUYER IS OBLIGATED TO MAKE, BUT HAS NOT MADE, REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLERS WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT.  BUYER AND SELLERS HEREBY AGREE THAT SELLERS MAY, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO

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BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), AS ITS SOLE AND EXCLUSIVE REMEDY TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, WHEREUPON ESCROW HOLDER SHALL DELIVER THE DEPOSIT TO SELLERS AND SELLERS SHALL RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND SELLERS WAIVE ALL OTHER REMEDIES EXCEPT THAT SELLERS DO NOT WAIVE THE RIGHT TO ENFORCE A CLAIM AGAINST BUYER FOR THE AMOUNT OF ANY DEPOSIT THAT SELLERS ARE, BY THE TERMS OF THIS AGREEMENT OBLIGATED TO MAKE, BUT HAS NOT MADE.  SUCH RETENTION OF THE DEPOSIT BY SELLERS AND RIGHT TO ENFORCE SELLER’S OBLIGATION TO MAKE ANY ADDITIONAL DEPOSIT ARE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.  FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND THE DELIVERY TO AND RETENTION OF THE DEPOSIT BY SELLERS AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 14(a), ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLERS UNDER THIS AGREEMENT SHALL BE TERMINATED SUBJECT TO SURVIVAL OF SUCH OBLIGATIONS HEREUNDER AS SURVIVE SUCH TERMINATION.

(b)           Buyer’s Remedies.  In the event of a default by Sellers under this Agreement, Buyer may, at its option and as its sole and exclusive remedy, either (i) terminate this Agreement in which case the Deposit shall be immediately returned to Buyer and Buyer shall be entitled to reimbursement from Sellers for all of Buyer’s out-of-pocket third party costs and expenses incurred in connection with this Agreement and Due Diligence Review not to exceed $75,000.00 in the aggregate, or (ii) specifically enforce the terms and conditions of this Agreement (any lawsuit for specific performance must be filed within forty-five (45) days of the claimed breach by a Seller or shall be deemed to be irrevocably waived by Buyer).

(c)           Aggregate Liability.  Without limiting Buyer’s specific performance remedy under Section 14(b), Sellers’ aggregate liability to Buyer under this Agreement after the Closing as a result of a breach of any representation or warranty or any other covenant or indemnity made by any Seller shall in no event collectively exceed One Million and 00/100 Dollars ($1,000,000.00), in the aggregate.  Notwithstanding the foregoing, the limitation of Sellers’ liability set forth in this Section 14(c) shall not apply to any liabilities or obligations of Sellers under Sections 10, 13, 24 and 31, or any Seller liability for fraud or intentional misrepresentation on the part of any Seller.  Purchaser shall not be entitled to make any claim for any matters that are subject to the forgoing $1,000,000.00 limitation unless the aggregate of all such claims (as finally determined) exceeds Fifty Thousand Dollars ($50,000).

(d)           Limitation on Sellers’ Liability.  In addition to the limitation set forth in Section 19 below, in the event that, on or before Closing, Buyer has actual knowledge, through its Due Diligence Review or otherwise, that any of the representations or warranties made by Sellers under this Agreement were not true or correct when made or that any Seller has breached a covenant hereunder, and if Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation and warranty or covenant breach (as applicable) and shall have no further claim against Sellers with respect thereto.

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(e)           Holdback of Proceeds and Net Worth Covenant.  At Closing and continuing until the earlier to occur of (a) such time as both Sellers transfer 100% of their interest in the Property or the proceeds from the sale of the Property to an Accommodator (as defined in Section 39) and (b) nine (9) months after Closing (the period ending on the earlier of (a) and (b), the “Holdback Period”) (and, in the event Buyer has made a timely claim(s) against either or both Sellers pursuant to the terms of this Agreement, after the Holdback Period until the claim(s) have been fully resolved), Sellers shall (i) keep and maintain cash or cash equivalents in a separate account established by one or both Sellers with a bank or other financial institution reasonably acceptable to Buyer in an amount equal to One Million and 00/100 Dollars ($1,000,000.00), (ii) not pledge, encumber or otherwise grant a security interest in such account or such cash or equivalents and (iii) not distribute or pay any such cash or cash equivalents to its members, partners, affiliates or any other third party.  Notwithstanding the foregoing, Sellers covenant that that they shall collectively maintain a tangible net worth in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) for a period of nine (9) months after Closing, except to the extent that a claim against either or both Sellers is filed by Buyer prior to the expiration of this nine (9) month period, in which case such covenant shall survive until such claim is resolved.

15.          SELLERS’ REPRESENTATIONS AND WARRANTIES.  As a material inducement to the execution and delivery of this Agreement by Buyer and the performance by Buyer of its duties and obligations hereunder, each Seller does hereby acknowledge, warrant, represent and agree to and with Buyer that as of the Effective Date:

(a)           Delivery of Written Materials.  To Seller’s knowledge, Seller has not made to Buyer any misstatement of any material fact relating to the Property, or this Agreement.

(b)           Compliance With Laws.  Except as disclosed on Exhibit M, Seller has received no written notice of the violation of any legal requirement affecting the Property which has not been entirely corrected.

(c)           Litigation.  Except as disclosed on Exhibit M, Seller has not received written notice of any pending or threatened litigation or governmental proceeding affecting Seller, or the Property, that relates to the Property, the validity or enforceability of this Agreement or any instrument or document to be delivered by Seller in connection with the transactions contemplated hereby.

(d)           Existing Contracts.  Attached as Exhibit K is a true, correct and complete schedule of all Existing Contracts.  Seller has not received any currently effective notice in writing of any uncured material default under any of such Existing Contracts and, to Seller’s knowledge, Seller is not in default under any such Existing Contracts.  Seller is not a party to, and, to Seller’s knowledge, the Property is not subject to, any contract or agreement of any kind whatsoever, written or oral, with respect to the Property that would be binding upon the Property or Buyer after Closing, other than the Permitted Exceptions, the Leases, and the Approved Contracts.

(e)           Proceedings.  Except as disclosed on Exhibit M, there is no pending, or to Seller’s knowledge, threatened litigation or other proceeding against Seller related to the

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Property, or which may affect Seller’s ability to convey the Property (including without limitation any condemnation action).

(f)            Due Authorization.  Edlen Peachtree, LLC is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware. CH Peachtree Associates, LLC is a limited liability company organized, validly existing and in good standing under the laws of the State of Georgia.  Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action in connection with the execution, delivery and performance of this Agreement and such other agreements, instruments and documents.  The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto.

(g)           Enforceability.  This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto have been, or on the Closing Date will have been, executed by Seller and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(h)           No Conflict.  The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Seller are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Seller is now a party or by which it or the Property is bound, or any order, rule or regulation of any court or other governmental agency or official.

(i)            Environmental Matters.  To Seller’s knowledge and except as may be disclosed in the Documents or any other documents delivered to Buyer none of the Property, including subsurface soil and groundwater, contains any Hazardous Materials at a level that is legally required to be reported to any governmental authority or remediated. As used in this Agreement, “Hazardous Materials” shall mean any asbestos, flammable substances, explosives, radioactive materials, mold, PCB laden oil, hazardous waste, pollutants, contaminants, toxic substances, pollution or related materials specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials but excluding office supplies, cleaning materials, personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

(j)            Leases.  Attached as Exhibit L to this Agreement is a true, correct, and complete list of all currently existing Leases at the Property to which any Seller is a party. The rent roll attached hereto as Exhibit M is the rent roll used by Seller in the operation of its business with respect to the Property, but Seller makes no representation or warranty as to their accuracy or completeness.  Full, true and complete copies of all Leases and all amendments and

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guaranties relating thereto have heretofore been delivered to Buyer (or will be made available to Buyer as part of the Documents). To Seller’s knowledge, each Lease is in full force and effect, and except as shown on Exhibit N, to Seller’s knowledge, no rent or other amounts payable under the Leases is more than one (1) month in arrears or has been paid more than one month in advance. Except as shown in Exhibit N, Seller has not delivered any written notices of Tenant default to any Tenants under Leases which remain uncured, nor has Seller received any written notices of a Landlord default from any Tenants under Leases which remain uncured.  None of Seller’s interest in any Lease or of Seller’s right to receive the rentals payable by the Tenant thereunder has been assigned, conveyed, pledged or in any manner encumbered by Seller, except in connection with any existing financing encumbering the Property, which is to be repaid by Seller and released as of the Closing.  Except as described on Exhibit N, no Tenant has given written notice to Seller of any default or offsets, claims or defenses available to it which have not either been cured or no longer exist.  The only Tenant Inducement Costs as of the date hereof for leased premises currently being leased under any such Leases, which may hereafter be payable under or with respect to the Leases (excluding, in any event any such Tenant Inducement Costs which may arise in connection with expansions or lease renewals/extensions hereafter occurring under or with respect to any such Leases) are identified in Exhibit N hereto.

(k)           Bankruptcy Matters.  Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(l)            Approvals.  Seller has heretofore delivered to Buyer (or will be made available to Buyer as part of the Documents) true, full and complete copies, in all material respects, of all currently existing Approvals of which Seller has actual knowledge and which are in Seller’s possession.  Seller has not received any currently effective notice in writing of any uncured material breach or default under any of the Approvals.

(m)          OFAC.  Seller is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(n)           Loan Status.  Seller has not received notice from the Lender asserting an Event of Default under the Loan that remains uncured.  There is no outstanding event of default under the Loan and no event has occurred that with notice of the passage of time, or both, would constitute an event of default under the Loan. Seller is current in all payments of principal and interest due under the Loan through the last scheduled payment date (taking into account such payment), and Seller is in compliance with all of the terms and conditions of the Loan Documents, including without limitation the establishment and amount of any deposits, reserves, or escrows held or established in connection therewith.

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(o)           Bond Lease Documents.  Seller has not received notice from any party to the Bond Lease Documents asserting a default that remains uncured.  To Sellers’ knowledge. there are no outstanding events of default under any of the Bond Lease Documents and no event has occurred that with notice of the passage of time, or both, would constitute an event of default under any of the Bond Lease Documents.

As used herein, phrases such as “to Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Adhish Lal (who is the asset manager for all the Parcels), without any duty of inquiry or investigation other than oral inquiry of the property manager, if any, for the Property; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Adhish Lal, or any other partner, member, officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein.  Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry.  No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

(p)           AS-IS.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, AND BUYER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLERS SPECIFICALLY DISCLAIM, AND NEITHER SELLERS NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLERS OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF BUYER UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLERS AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS.  BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE PROPERTY.  EXCEPT FOR SELLERS’ REPRESENTATIONS AND WARRANTIES

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CONTAINED IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT IT WILL HAVE THE OPPORTUNITY TO CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, DURING THE CONTINGENCY PERIOD AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLERS OR OF ANY MEMBER, MANAGER, OFFICER, DIRECTOR, AGENT OR ATTORNEY OF SELLERS.  BUYER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY BUYER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, ADEQUACY, TRUTH OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER.  UPON CLOSING, BUYER ACKNOWLEDGES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS.  BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND DOCUMENTS DELIVERED AT CLOSING, SELLERS WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY, “AS IS, WHERE IS,” WITH ALL FAULTS.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLERS, ANY AGENT OF SELLERS OR ANY THIRD PARTY.  SELLERS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.  BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY.  BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.  BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLERS WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.  THE TERMS AND CONDITIONS OF THIS PARAGRAPH WILL EXPRESSLY SURVIVE THE CLOSING.

16.          BUYER’S REPRESENTATIONS AND WARRANTIES.  As a material inducement to the execution and delivery of this Agreement by Sellers and the performance by Sellers of their duties and obligations hereunder, Buyer does hereby acknowledge, warrant, represent and agree to and with Sellers that as of the Effective Date and as of the Closing Date:

(a)           Due Authorization.  Buyer is validly existing and in good standing under the laws of the state in which it was formed.  Buyer has full power to execute, deliver and carry

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out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto, and, has taken all necessary action to authorize the execution and delivery and performance of this Agreement and such other agreements, instruments and documents.  The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto on behalf of Buyer are duly authorized to sign the same on Buyer’s behalf and to bind Buyer thereto.

(b)           Enforceability.  This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto have been, or on the Closing Date will have been, executed by Buyer or on behalf of Buyer, and when so executed, are and shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)           No Conflict.  The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Buyer are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Buyer is now a party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official, which prohibition or conflict would have an adverse effect on Buyer’s ability to perform its obligations under this Agreement or the documents to be executed by Buyer in connection with this Agreement.

(d)           OFAC.  Buyer is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

17.          ACTIONS AFTER THE EFFECTIVE DATE.  The parties covenant to do the following through the Closing Date:

(a)           Title.  Except as otherwise specifically contemplated in this Agreement or as may be required by legal requirements, and without limiting any rights that Tenants may have under their Leases, from and after the Effective Date, Sellers shall not make or permit any changes to the Property or to the condition of title to the Property that would change the Approved Title or the Approved Survey except with Buyer’s advance written consent, which consent shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer’s sole and absolute discretion after the expiration of the Contingency Period.

(b)           Maintenance and Operation of Property.  From and after the Effective Date, Sellers shall maintain existing insurance coverage in full force and effect, and shall operate

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and maintain the Property in substantially the same manner as operated and maintained as of the Effective Date, in accordance with its customary practices, and shall pay all bills and obligations arising from the Property as payment becomes due.  Sellers shall not make any material alterations to or upon the Property or remove any of the Personal Property therefrom, except with Buyer’s advance written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if any Lease requires a Seller to make a material alteration upon the Property or to remove certain Personal Property and the Lease requires that such alteration or removal be completed on or before the Closing Date, the applicable Seller may perform such alteration or removal without Buyer’s consent provided that Seller delivers Buyer written notice at least five (5) Business Days prior to such performance.  Additionally, Sellers shall promptly advise Buyer in writing of any other significant repair or improvement required to keep the Property in the condition required hereunder.

(c)                                  Leases and Agreements.  From and after the Effective Date, Seller shall provide Buyer five (5) Business Days’ prior written notice before entering into (i) any new leases or other occupancy agreements for the Property, (ii) any agreement to terminate or amend the Leases or Approved Contracts (if any) or (iii) any other agreement concerning the Property.  In each case, Seller’s notice to Buyer shall include all documents to be executed in connection therewith and a reasonably detailed written summary of all of the material terms the proposed transaction along with an itemized list of any Tenant Inducement Costs which will be incurred in connection with the proposed transaction. From and after the expiration of the Contingency Period, Sellers shall not enter into any new leases or other occupancy agreements for the Property without first obtaining Buyer’s advance written consent which may be withheld in Buyer’s sole and absolute discretion after the expiration of the Contingency Period.  From and after the expiration of the Contingency Period, Sellers shall not terminate or amend any of the Leases or Approved Contracts or any other agreement concerning the Property, without Buyer’s advance written consent, which consent may be withheld in Buyer’s sole and absolute discretion after the expiration of the Contingency Period, and Sellers shall continue to perform all of its obligations under the Leases and Approved Contracts.

If Sellers request Buyer’s consent to any new lease or other occupancy agreement or amendment to any existing Lease, Sellers shall be required to provide Buyer with a detailed written summary of all of the material terms the proposed transaction along with an itemized list of all Tenant Inducement Costs which will be incurred in connection with the proposed transaction. Buyer shall give Sellers written notice of approval or disapproval of a proposed new lease or other occupancy agreement or amendment to any existing Lease within ten (10) days after Buyer’s receipt of the items described above.  If Buyer does not respond to Sellers’ request within such time period, then Buyer will be deemed to have disapproved such new lease or other occupancy agreement or amendment to any existing Lease.

(d)                                 Representations and Warranties.  Each party shall use reasonable efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall immediately notify the other party in writing if such act or omission occurs.

(e)                                  Entry.  As of the Effective Date, during normal business hours prior to the Closing, and subject to the rights of Tenants under the Leases, Buyer and its agents, employees

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and contractors (collectively, “Permittees”) shall have reasonable access to the Property at agreed upon times for agreed upon purposes on at least forty-eight (48) hours prior notice to Sellers.  Sellers shall have the right to have a representative present during any visits to or inspections of the Property by Buyer or any Permittees.  Buyer will conduct its Due Diligence Review in a manner which is not disruptive to Tenants or the normal operation of the Property.  In the event Buyer desires to conduct any physically intrusive inspections, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Sellers’ advance written consent, which consent may be withheld in Sellers’ reasonable discretion.  Buyer will:  (a) maintain commercial general liability (occurrence) insurance (at least $2,000,000), and deliver a certificate of insurance, which names the applicable Seller as an additional insured thereunder verifying such coverage to Sellers promptly upon Sellers’ request; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) to the extent damaged by Buyer or its Permittee’s, restore the Property and Improvements to substantially the condition in which the same were found before any such entry upon the Property and inspection or examination was undertaken.

In addition, Buyer shall defend, indemnify and hold harmless Sellers from and against all losses, costs, damages, claims and liabilities arising out of injury or death to persons, damage to the Property or mechanics’ liens arising out of or in connection with Buyer’s Due Diligence Review, Buyer’s breach of its obligations under this Section 17(e) or Buyer’s or any Permittees entry upon the Property unless arising from any pre-existing conditions on the Property or the negligence or willful misconduct of Sellers, Sellers’ managers, officers, partners, shareholders or members, as applicable. The provisions of this Section 17(e) shall survive the earlier of the termination of this Agreement or Closing for a period of 6 months.

(f)                                   Applications.  Following the Effective Date, no Seller shall make application to any governmental entity for any Approvals or any change in the zoning, affecting the Real Property, except in each case with Buyer’s advance written consent, not to be unreasonably withheld.

(g)                                  Loan and Loan Assumption.  From and after the Effective Date through the Closing, Sellers shall (a) continue to perform all obligations and to make all required payments in the manner and at the times specified in the Loan Documents, (b) use best efforts to prevent from occurring any event that with notice or the passage of time, or both, would constitute a default under the Loan and (c) not amend, assign or otherwise modify the Loan Documents without Buyer’s prior written consent.

(h)                                 Bond Lease Documents.  From and after the Effective Date through the Closing, Sellers shall (a) continue to perform all obligations and to make all required payments in the manner and at the times specified in Bond Lease Documents and (b) not amend, assign or otherwise modify the Bond Lease Documents without Buyer’s prior written consent.

18.                               DAMAGE TO PROPERTY; TAKING.

(a)                                 Taking.  If the Property or any part thereof is taken or is the subject of a notice of taking by eminent domain prior to the Closing Date, Sellers shall promptly notify

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Buyer.  Within ten (10) Business Days after such notice, Buyer shall give notice to Sellers (with a copy to Escrow Holder) that it elects to (a) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer’s Notice to terminate this Agreement, return the Deposit to Buyer and the parties shall have no further obligations hereunder (except for obligations which expressly survive the termination of this Agreement), or (b) proceed to Closing, in which event Sellers shall pay over and assign to Buyer all awards recovered or recoverable on account of such taking, net of any reasonable costs incurred by Sellers in connection therewith.  If Buyer elects to proceed under clause (b) above, Sellers shall not compromise, settle, or adjust any claims to such awards without Buyer’s prior written consent.

(b)                                 Damage.  Risk of loss up to and including the Closing Date shall be borne by Sellers except as expressly set forth herein.  In the event of any material damage to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Sellers (with a copy to Escrow Holder) given within ten (10) Business Days after Sellers notify Buyer in writing of such damage or destruction (and if necessary the Closing Date shall be extended to give Buyer the full 10-day period to make such election):  (i) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer’s notice to terminate this Agreement, return the Deposit to Buyer and the parties shall have no further obligations hereunder (except the indemnity obligations of each party, which shall survive indefinitely and any other obligations set forth herein which expressly survive the termination of this Agreement), or (ii) proceed under this Agreement with no adjustment of the Purchase Price, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Sellers as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies and any uninsured or underinsured loss.  If Buyer elects (ii) above, Sellers will cooperate with Buyer in obtaining the insurance proceeds and such agreements from Sellers’ insurers.  If the Property is damaged, but not materially damaged, then the parties shall proceed to Closing as provided in clause (ii) above. “Material damage” and “Materially damaged” means damage (w) resulting in the Property not complying with all legal requirements applicable to the Property,  (x) reasonably exceeding $200,000 or (y) that entitles any Tenant of the Property to terminate its Lease, or (z) which, in Buyer’s or Sellers’ reasonable estimation, will take longer than 90 days to repair.

(c)                                  Waiver.  Failure of Buyer to timely provide a notice of election in accordance with this Section 18, shall be deemed an election by Buyer to terminate this Agreement.  Sellers and Buyer each hereby agree that the provisions of this Section 18 shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Real Property and expressly waive any provision of applicable law to the contrary.

19.                               SURVIVAL.  Except as otherwise provided herein, all covenants, obligations, representations and warranties and indemnities by the respective parties contained herein are intended to and shall remain true and correct as of the Closing, shall be deemed to be material, and shall survive the recordation of the Deeds for a period of nine (9) months.  Any covenants and conditions herein that must be operative after recordation of the Deeds to be effective shall be so operative and shall not be deemed to have been merged in the Deeds.  Notwithstanding the foregoing, if, within such nine (9) month period and , Buyer delivers written notice of any legal

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claim(s) to Sellers, the nine (9) month period shall be extended with respect to such claim(s) until the earlier of (i) payment of such legal claim(s), (ii) final judgment issued by a court of competent jurisdiction regarding the legal claim(s) after all appeals periods have expired or (iii) mutual agreement of Buyer and Sellers and settlement of such legal claims(s). Notwithstanding the foregoing, in no event shall the foregoing be deemed to grant Buyer any right to bring a claim on a date after the applicable statute of limitations.

20.                               SUCCESSORS AND ASSIGNS.  The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.  Sellers shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. This Agreement and all rights of Buyer hereunder may be assigned or transferred by Buyer to any one or more of its affiliates (including, without limitation any of its direct or indirect subsidiaries), in which event all instruments, documents and agreements required to be delivered to the Buyer hereunder shall be delivered to, and run for the benefit of such entity, and such entity(ies) (rather than Buyer) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Buyer hereunder; provided, however, that in the event of any such assignment to an affiliate(s), the original Buyer hereunder shall remain fully liable and responsible for the performance of Buyer’s obligations hereunder prior to Closing or if this Agreement terminates following such termination.

21.                               NO THIRD PARTY BENEFITS.  This Agreement is made for the sole benefit of the Buyer and Sellers and their respective successors and assigns, and no other person shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement.

22.                               COUNTERPARTS.  This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. The parties hereby agree that a PDF copy of each party’s original signature to this Agreement delivered by electronic mail shall be effective as such party’s signature to this Agreement.

23.                               ENTIRE AGREEMENT; FURTHER ASSURANCES.  This Agreement contains all of the covenants, conditions, representations, warranties, and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written.  The parties intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

24.                               ATTORNEYS’ FEES.  In the event of any litigation regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys’

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fees and court costs, and the right to such fees and costs shall not be limited by the provisions of Section 14. As used herein, the term “prevailing party” shall mean the party that has succeeded upon a significant issue in the litigation and achieved a benefit with respect to the claims at issue, taken as a whole, whether or not damages are actually awarded to such party.

25.                               NOTICES.  All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered to the applicable addresses set forth in Section 1 of this Agreement either by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized and reputable messenger service or overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such messenger or courier on or prior to 5:00 p.m., Eastern Standard Time (if deposited after such time, notice shall be deemed given upon receipt of the notice by the addressee), (c) electronic mail, in which case notice shall be deemed delivered as of the date and time that transmission to recipient was completed or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received or when delivery is refused. The notice address for any party may be changed by written notice to the other party as provided herein.

26.                               CONSTRUCTION OF AGREEMENT.  In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement.  Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.  All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

27.                               TIME.  Time is of the essence of every provision herein contained.  Whenever the date or deadline for any action to be taken is not a Business Day, the relevant date or deadline shall be the next Business Day.

28.                               APPLICABLE LAW.  This Agreement shall be governed by the internal laws of the state in which the Real Property is located, without giving effect to the conflicts of laws principles thereof.

29.                               NO ORAL MODIFICATION OR WAIVER.  This Agreement may not be changed or amended orally, but only by an agreement in writing.  No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

30.                               MARKETING OF PROPERTY.  Unless and until this Agreement is duly terminated pursuant to the terms hereof, or until Sellers have the right to terminate this Agreement pursuant to the last sentence of the second paragraph of Section 2, Sellers shall not enter into any negotiations, understandings or agreements with any party other than Buyer relating to the sale, transfer or other disposition of the Property or any portion thereof, and Sellers and the Broker shall not offer the Property or any portion thereof for sale to any other party.

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31.                               BROKERAGE COMMISSION.  Buyer and Sellers each represents and warrants to the other that it has not dealt with any third party (other than Broker) in a manner which would obligate the other to pay any brokerage commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Broker pursuant to a separate agreement, which shall be paid by Sellers only upon the Closing of the purchase and sale contemplated hereby.  Buyer shall indemnify, defend, and hold Sellers harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Sellers by reason of any actual or alleged breach or inaccuracy of the Buyer’s representations and warranties contained in this Section 31.  Sellers shall indemnify, defend, and hold Buyer harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Buyer by reason of any actual or alleged breach or inaccuracy of any Seller’s representations and warranties contained in this Section 31.  The provisions of this Section 31 shall survive the Closing without limitation.

32.                               INDEMNITY.  Sellers hereby agree to indemnify Buyer and its successors, assigns, and the affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by Buyer incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred prior to the Closing and not caused by Buyer or its agents.  The indemnity set forth herein shall be deemed to be material and shall survive the delivery of the Deeds and transfer of title for the survival period specified in Section 19 hereof.

Buyer hereby agrees to indemnify Sellers and their successors, assigns, and the affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by Sellers incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred after the Closing and not caused by Sellers or their agents.  The indemnity set forth herein shall be deemed to be material and shall survive the delivery of the Deeds and transfer of title for the survival period specified in Section 19 hereof.

33.                               RECORDATION NOT PERMITTED.  In no event shall this Agreement or any memorandum hereof be recorded in the official or public records where the Property is located, and any such recordation or attempted recordation shall constitute a default under this Agreement by the party responsible for such recordation or attempted recordation.

34.                               CONFIDENTIALITY.  The parties acknowledge that the terms of this Agreement and the transaction described herein are of a confidential nature and shall not be disclosed except (a) to Buyer’s or Seller’s respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders and investors and their agents, and (b) to the United States Securities and Exchange Commission (the “SEC”) in connection with any of Buyer’s requirements under federal securities law or regulations, including but not limited to a Form S-11 registration, or any similar or related filing made by

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Buyer or (c) as otherwise required by law (including SEC regulations and NYSE requirements) ((a) and (b) together, collectively, the “Permitted Outside Parties”).  In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party.  Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby.  Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party’s consent, which consent shall not be unreasonably withheld or delayed.  The provisions of this Section shall survive any termination of this Agreement.

35.                               JOINT AND SEVERAL LIABILITY OF SELLERS.  Each Seller shall be jointly and severally liable for the rights, covenants, obligations, warranties and representations of each other Seller as contained herein and the actions of any person (including another Seller) or third party shall in no way affect such joint and several liability.

36.                               WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, SELLERS AND BUYER HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (I) ARISING UNDER ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED AT CLOSING, OR (II) CONNECTED WITH OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING.  SELLERS OR BUYER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.

37.                               NON-WAIVER.  No waiver of any provision of this Agreement shall be deemed to have been made unless it is expressed in writing and signed by the party charged with making the waiver.  No delay or omission in the exercise of any right or remedy accruing upon a breach of this Agreement shall impair such right or remedy or be construed as a waiver of such breach.  The waiver of any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

38.                               BOND LEASE DOCUMENTS.  Buyer and Sellers acknowledge that the Leasehold Parcel is subject to the Bond Lease and that the transfer of the Leasehold Parcel shall be accomplished through the execution and delivery of the Assignment of Bond Lease Documents.  Buyer and Sellers agree to reasonably cooperate in good faith to negotiate the final form of the Assignment of Bond Lease Documents, including all exhibits thereto and all ancillary documents reasonably necessary in connection therewith so that both parties have approved the final form of the Assignment of Bond Lease Documents prior to expiration of the Contingency Period.  The parties agree that the Assignment of Bond Lease Documents shall provide, among other things, that (a) Sellers shall be fully and completely released of from all obligations and liabilities under the Bond Lease Documents accruing or arising on and after the Closing Date, (b) Buyer shall not be responsible for any obligations or liabilities under the Bond Lease Documents that accrue or arise before the Closing Date, (c) the Policy Statement has not been modified and (d) neither the Policy Statement nor its application to the interest of the Lessee under the Bond Lease Documents or any sublessee of the Property have been challenged or a challenge thereof threatened.  The parties hereto acknowledge and agree that in order to

36

effectuate the assignment and assumption of the Bond Documents and the Bond, the Buyer will be required to execute and deliver, among other documents, an investment letter and an indemnity in favor of the Issuer.  The Buyer will also be required to provide to the Bond Trustee certain documents required by the client acceptance policies of the Bond Trustee.

39.                               LIKE KIND EXCHANGE.  Buyer, either Seller and/or both Sellers may structure the disposition/acquisition of the Property, as applicable, as a tax-deferred exchange (“Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.  If a Seller or both Sellers shall elect to undertake an Exchange, the following terms shall apply:

(a)                                 Sellers (or any Seller individually), at its/their option, may assign its/their right in, and delegate its/their duties (in part or in whole) under, this Agreement, as well as the transfer of their interest in the Property, to an exchange accommodator (“Accommodator”) selected by Sellers, and Sellers (or any Seller individually) may add the Accommodator as an additional party to the escrow created by this Agreement and the Additional Instructions (as defined in Section 12(c)) (the “Escrow”);

(b)                                 Accommodator shall have no liability to Buyer, and Buyer shall hold Accommodator harmless from any claims by Buyer in connection with the Exchange;

(c)                                  Buyer agrees to cooperate with either or both of the Sellers, as applicable, in connection with the Exchange, including the execution of documents (including, but not limited to, escrow instructions and amendments to escrow instructions) therefor;

(d)                                 Buyer shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to Seller’s or Sellers’ (as applicable) replacement property in the Exchange;

(e)                                  The Closing shall not be contingent or otherwise subject to the consummation of the Exchange;

(f)                                   The Closing shall occur in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the consummation of the Exchange;

(g)                                  Buyer shall have no responsibility or liability on account of the Exchange to any third party involved in the Exchange;

(h)                                 Buyer shall not be required to make any representations or warranties nor assume any obligations, nor spend any out-of-pocket sum in connection with the Exchange;

(i)                                     All representations, warranties, covenants and indemnification obligations of Sellers to Buyer whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of Buyer, notwithstanding the Exchange; and

(j)                                    All representations, warranties, covenants and indemnification obligations of Buyer to Sellers whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of Sellers, notwithstanding the Exchange.

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If Buyer shall elect to undertake an Exchange, the following terms shall apply:

(k)                                 Buyer, at its option, may coordinate the payment of the Purchase Price through an Accommodator selected by Buyer;

(l)                                     Buyer’s Accommodator shall have no liability to Sellers, and Sellers shall hold Accommodator harmless from any claims by Sellers in connection with the Exchange;

(m)                             Sellers agree to cooperate with Buyer in connection with the Exchange, including the execution of documents (including, but not limited to, escrow instructions and amendments to escrow instructions) therefor;

(n)                                 Sellers shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to Buyer’s Exchange;

(o)                                 The Closing shall not be contingent or otherwise subject to the consummation of Buyer’s Exchange and the Closing shall occur in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the consummation of the Exchange;

(p)                                 Sellers shall have no responsibility or liability on account of the Exchange to any third party involved in the Exchange;

(q)                                 Sellers shall not be required to make any representations or warranties nor assume any obligations, nor spend any out-of-pocket sum in connection with the Exchange;

(r)                                    All representations, warranties, covenants and indemnification obligations of Buyer to Sellers whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of Seller, notwithstanding Buyer’s Exchange; and

(s)                                   All representations, warranties, covenants and indemnification obligations of Sellers to Buyer whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of Buyer, notwithstanding Buyer’s Exchange.

40.                               INFORMATION AND AUDIT COOPERATION.  From and after the Effective Date through the Closing Date, each Seller, its owners and/or other affiliates, as applicable, shall, at Buyer’s expense, reasonably cooperate with Buyer, Buyer’s designated representative and Buyer’s independent auditor and provide each access to the books, and records of the Property and all related information regarding the Property, including, without limitation, audited books and records of the Property for the calendar year 2013 and reviewed books and records for the period beginning January 1, 2014 and ending on the Closing Date that qualify, comply with, and can be used in a public offering (including, without limitation, any filing that Buyer and/or its affiliates might make with the U.S. Securities and Exchange Commission).  At any time on or before Closing, within five (5) Business Days of Buyer’s request, each Seller and its owners and/or other affiliates, as applicable, shall provide to Buyer one or more representation letters regarding the books, records and related information of the Property, each substantially in the form of Exhibit S-1 attached hereto (the “Representation Letters”) (as may be modified for accuracy as circumstances may require) and letters updating the applicable

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Representation Letters, each substantially in the form of Exhibit S-2 attached hereto (the “Update Letters”) (as may be modified for accuracy as circumstances may require), in connection with auditing the Property in accordance with generally accepted auditing standards. Seller’s obligation to deliver the Representation Letters and Update Letters shall be conditioned on the delivery by Plymouth Industrial REIT, Inc. of the Indemnification Agreement in the form of Exhibit T attached hereto (the “Indemnification Agreement”) naming the Seller, owner or other Seller affiliate, as applicable, as the “Indemnitee(s)”.

41.                               LOAN ASSUMPTION FEES.  Notwithstanding any provision of this Agreement to the contrary, if this Agreement terminates prior to Closing for any reason other than Seller’s default, then Buyer shall remain liable for payment of the Loan Assumption Fees incurred in connection with the application for Lender’s approval of the Loan Assumption that is contemplated by this Agreement.  The provisions of this Section 41 shall survive termination of this Agreement.

42.                               BOND LEASE ASSUMPTION COSTS.  Notwithstanding any provision of this Agreement to the contrary, if this Agreement terminates prior to Closing for any reason other than Buyer’s default, then Sellers shall remain liable for payment of the Bond Lease Assumption Costs.  The provisions of this Section 42 shall survive termination of this Agreement.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement as a sealed instrument the day and year first above written.

SELLERS	EDLEN PEACHTREE, LLC,
a Delaware limited liability company

	By:	CH PEACHTREE MANAGEMENT, LLC,
a Delaware limited liability company,
its Manager

		By:	CAMBRIDGE HANOVER, INC., a Connecticut corporation,
its Manager

			By:	/s/ Jonathan P. Garrity
Jonathan P. Garrity
			Its:	President

CH PEACHTREE ASSOCIATES, LLC,
a Georgia limited liability company

	By:	CH PEACHTREE MANAGEMENT, LLC,
a Delaware limited liability company,
its Manager

		By:	CAMBRIDGE HANOVER, INC.,
a Connecticut corporation,
its Manager

			By:	/s/ Jonathan P. Garrity
Jonathan P. Garrity
			Its:	President

Signature Page to Purchase and Sale Agreement and Escrow Instructions

Peachtree Industrial Boulevard, Norcross, GA

(signatures continue on following page)

BUYER:	PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation

	By:	/s/ Pendleton P. White, Jr.
Pendleton P. White, Jr.
	Its:	President

Signature Page to Purchase and Sale Agreement and Escrow Instructions

Peachtree Industrial Boulevard, Norcross, GA

(continued from previous page)

The undersigned Escrow Holder hereby joins in to this Agreement to acknowledge its consent to the terms and provisions of this Agreement.

Commonwealth Land Title Insurance Company, Escrow Holder
By:	/s/ Richard P. Halfmann
Name:	Richard P. Halfmann
Title:	Assistant VP
Date:	August 29, 2014

Escrow Holder Signature Page to Purchase and Sale Agreement and Escrow Instructions

Peachtree Industrial Boulevard, Norcross, GA

EXHIBIT A-1

LEGAL DESCRIPTION OF LEASEHOLD PARCEL

ALL THAT TRACT OR PARCEL OF LAND LYING OR BEING IN LAND LOT 273 OF THE 6TH LAND DISTRICT, CITY OF NORCROSS, GWINNETT COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE FROM AN IRON PIN FOUND (1 INCH OPEN TOP PIPE) AT THE LAND LOT CORNER COMMON TO LAND LOTS 272, 273, 284 AND 285; THENCE ALONG THE LAND LOT LINE COMMON TO LAND LOTS 273 AND 284 SOUTH 60 DEGREES 48 MINUTES 30 SECONDS WEST A DISTANCE OF 352.16 FEET TO A P/K NAIL SET ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF REPS MILLER ROAD (HAVING A 60 FOOT WIDE RIGHT-OF-WAY); SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED AND ALONG THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE OF REPS MILLER ROAD THE FOLLOWING THREE COURSES AND DISTANCES: ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 60.00 FEET, AN ARC LENGTH OF 176,39 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 25 DEGREES 42 MINUTES 55 SECONDS EAST AND A CHORD DISTANCE OF 119.39 FEET TO AN IRON PIN FOUND (1/2 INCH REBAR); THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 25.00 FEET, AN ARC LENGTH OF 30.45 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 75 DEGREES 01 MINUTES 11 SECONDS EAST AND A CHORD DISTANCE OF 28.60 FEET TO AN IRON PIN FOUND (1/2 INCH REBAR); THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 731.69 FEET, AN ARC LENGTH OF 327.45 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 52 DEGREES 56 MINUTES 38 SECONDS EAST AND A CHORD DISTANCE OF 324.72 FEET TO AN IRON PIN SET (1/2 INCH REBAR); THENCE DEPARTING THE SAID SOUTHWESTERLY RIGHT-OF-WAY LINE OF REPS MILLER ROAD SOUTH 20 DEGREES 42 MINUTES 58 SECONDS WEST A DISTANCE OF 82.70 FEET TO AN IRON PIN SET (1/2 INCH REBAR); THENCE SOUTH 58 DEGREES 21 MINUTES 27 SECONDS WEST A DISTANCE OF 194.88 FEET TO A P/K NAIL SET; THENCE SOUTH 31 DEGREES 56 MINUTES 38 SECONDS EAST A DISTANCE OF 15.22 FEET TO A P/K NAIL SET; THENCE SOUTH 59 DEGREES 27 MINUTES 44 SECONDS WEST A DISTANCE OF 361.43 FEET TO AN IRON PIN SET (1/2 INCH REBAR); THENCE NORTH 30 DEGREES 32 MINUTES 16 SECONDS WEST A DISTANCE OF 521.75 FEET TO AN IRON PIN FOUND (1/2 INCH REBAR) ON THE LAND LOT LINE COMMON TO LAND LOTS 273 AND 284; THENCE ALONG THE SAID LAND LOT LINE COMMON TO LAND LOTS 273 AND 284 NORTH 60 DEGREES 48 MINUTES 30 SECONDS EAST A DISTANCE OF 486.75 FEET TO THE TRUE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINS 6.119 ACRES (BEING 266,535 SQUARE FEET), INCLUDING ALL EASEMENTS.

EXHIBIT A-2

LEGAL DESCRIPTION OF FEE PARCEL

Tract 1

Asset # 182-184 - 5755, 5765 & 5775 Peachtree Ind. Blvd.

All the tract or parcel of land containing 15.437 acres lying and being in Land Lot 273 of the 6th District of Gwinnett County, Georgia, and being more fully described as follows:

Beginning at an iron pin set at the southerly end of a right of way miter at the intersection of the southwesterly right of way of Miller Road, an 80 foot right of way, with the northwesterly right of way of Peachtree Industrial Boulevard, a right of way of varying widths at this point being a 250 foot right of way; thence along said right of way of Peachtree Industrial Boulevard South 62 degrees 49 minutes 28 seconds West a distance of 691 34 feet to a point; thence leaving said right of way North 31 degrees 39 minutes 58 seconds West a distance of 999.18 feet to a rebar pin found on the Land Lot line common to Land Lots 273 and 284 of the aforesaid county and district; thence along said Land Lot line North 59 degrees 40 minutes 48 seconds East a distance of 486 75 feet to a rebar pin found, thence leaving Land Lot line along a curve to the left having a radius of 731.69 feet an arc distance of 616.95 feet (said are being subtended by a chord bearing South 54 degrees 26 minutes 55 seconds East a distance of 598 83 feet) to a point; thence South 78 degrees 26 minutes 06 seconds East a distance of 9.76 feet to a point on the westerly terminus of aforesaid 80-foot right of way of Miller Road; thence along said right of way South 11 degrees 33 minutes 54 seconds West a distance of 10.00 feet to a concrete monument found on aforesaid southwesterly right of way of Miller Road; thence along said right of way of Miller Road South 78 degrees 26 minutes 06 seconds East a distance of 19.02 feet to a point; thence continuing along said right of way along a curve to the right having a radius of 209.11 feet an arc distance of 170 81 feet (said arc being subtended by a chord bearing South 55 degrees 02 minutes 06 seconds East a distance of 166.10 feet) to a point; thence continuing along said right of way South 31 degrees 38 minutes 06 seconds East a distance of 227.50 feet to a point on aforesaid right of way miter of the intersection of Miller Road and Peachtree Industrial Boulevard; thence along said right of way miter South 21 degrees 09 minutes 23 seconds West a distance of 137.01 feet to an iron pin set and the point of beginning

Less and except:

All that tract or parcel of land lying or being in Land Lot 273 of the 6th Land District, City of Norcross, Gwinnett County, Georgia, and being more particularly described as follows:

Commence from an iron pin found (1 inch open top pipe) at the land lot corner common to Land Lots 272, 273, 284 and 285; thence along the land lot line common to Land Lots 273 and 284 South 60 degrees 48 minutes 30 seconds West a distance of 352.16 feet to a P/K nail set on the southwesterly right-of-way line of Reps Miller Road (having a 60 foot wide right-of -way); said point being the True Point of Beginning; thence from the True Point of Beginning as thus established and along the said southwesterly right-of-way line of Reps Miller Road the following three courses and distances along a curve to the left having a radius of 60.00 feet, an arc length of 176.39 feet, being subtended by a chord bearing of South 25 degrees 42 minutes 55 seconds

East and a chord distance of 119.39 feet to an iron pin found (1/2 inch rebar); thence along a curve to the right having a radius of 25 00 feet, an arc length of 30.45 feet, being subtended by a chord bearing of South 75 degrees 01 minutes 11 seconds East and a chord distance of 28.60 feet to an iron pin found (1/2 inch rebar); thence along a curve to the left having a radius of 731.69 feet, an arc length of 327.45 feet, being subtended by a chord bearing of South 52 degrees 56 minutes 38 seconds East and a chord distance of 324.72 feet to an iron pin set (1/2 inch rebar); thence departing the said southwesterly right-of-way line of Reps Miller Road South 20 degrees 42 minutes 58 seconds West a distance of 82.70 feet to an iron pin set (1/2 inch rebar); thence South 58 degrees 21 minutes 27 seconds West a distance of 194.88 feet to a P/K nail set; thence South 31 degrees 56 minutes 38 seconds East a distance of 15.22 feet to a P/K nail set; thence South 59 degrees 27 minutes 44 seconds West a distance of 361.43 feet to an iron pin set (1/2 inch rebar); thence North 30 degrees 32 minutes 16 seconds West a distance of 521.75 feet to an iron pin found (1/2 inch rebar) on the land lot common to Land Lots 273 and 284; thence along East a distance of 486.74 feet to the True Point of Beginning.

Said tract or parcel of land contains 6.119 acres (being 266,535 square feet), including all easements.

Further less except any portion of subject property lying and being within the rights of way of Reps Miller Road and Peachtree Industrial Boulevard

EXHIBIT B

DOCUMENTS

1.                                      Operating Statements.  Operating statements of the Property for the 3 years preceding the date of this Agreement and the current year-to-date (“Operating Statements”).  Copies of all of Sellers’ books and records with respect to the Property.

2.                                      Management and/or Leasing Agreements.  Copies of any management and/or leasing agreements under which the Property is managed and/or leased.

3.                                      Tax Statements.  Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property’s tax identification number(s); and latest value renditions.

4.                                      Insurance.  Copies of Sellers’ certificate of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by Seller from insurance carriers within the last 12 months.

5.                                      Budget.  Sellers’ most recent budget for the Property, including the forthcoming year, if applicable.

6.                                      Existing Contracts.  The Existing Contracts.

7.                                      Proceedings.  Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Sellers or affecting the Property.

8.                                      Tangible Personal Property.  A current inventory of all tangible personal property and fixtures owned by Sellers.

9.                                      Maintenance Records.  All maintenance work orders for the prior 12 months.

10.                               List of Capital Improvements.  A list of all capital improvements performed on the Property within the prior 24 months.

11.                               Reports.  Any environmental, geotechnical, soil, engineering and drainage reports, assessments, audits and surveys.

12.                               As-Built Survey; Title Policy.  All existing as-built surveys of the Property; and all existing title policies related to the Property.

13.                               Site Plans.  All site plans relating to the Property.

14.                               As-Built Plans and Specifications.  All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property.

15.                               Permits and Warranties.  Copies of all warranties and guaranties (including without limitation any roof warranty), permits, certificates of occupancy, licenses and other approvals related to the Property.

16.                               General.  Certificate of Occupancy.

17.                               Financial Statements.  Copies of financial statements reflecting the operation of the Property for the prior 5 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Seller with respect to the Property at the end of each such year and the results of the operations thereof for such year.

18.                               Leases and Rent Roll.  Copies of all Leases and the most recent rent roll (“Rent Roll”) for such Leases, containing the following information for each Tenant:

a.                                      Amount of the space leased to Tenant

b.                                      Date of Lease and any amendments thereto

c.                                       Term of Lease with commencement and expiration dates

d.                                      Annual rental

e.                                       Annual reimbursements for taxes, CAM, merchants’ association, and other expenses, if applicable

f.                                        Unapplied free rent or other concessions

g.                                       Dates through which rental has been paid

h.                                      Rental collected in advance

i.                                          Security deposit and interest accrued thereon, if applicable.

19.                               Commission Schedule and Agreements.  A schedule (“Commission Schedule”) and copies of all commission agreements related to the Leases or the Property.

20.                               Financial Statements for Tenants.  Copies of financial statements for each Tenant at the Property for the prior 3 years.

21.                               Existing Loan Documents.  Copies of all Loan Documents.

22.                               Existing Bond Lease Documents.  Copies of all Bond Lease Documents.

EXHIBIT C-1

FORM OF TENANT ESTOPPEL CERTIFICATE

                      , 2014

The undersigned (“Tenant”), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to                                   , a                                 , and its successors and assigns (the “Buyer”), with the knowledge and intent that the Buyer shall rely hereon:

1.                                      The Tenant, as the tenant, and                          (“Landlord”), as the landlord, are parties to that certain lease dated                                      ,          (“Original Lease”), whereby the Tenant leased approximately                  square feet of space (the “Leased Premises”) in a portion of the Property known as                                                                       , and more particularly described in the Original Lease (the “Property”).

2.                                      The Original Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications listed on Exhibit A attached hereto, if any (collectively with the Original Lease, hereinafter referred to as the “Lease”) and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises.

3.                                      The base rent currently payable under the Lease is in the amount of $                       per month which has been paid through                       , 2014; and except for the current month, no rent has been paid in advance.  Excluding electricity charges, Tenant’s pro rata share of operating expenses, real estate taxes and other “pass-through” charges is                     % and is currently paying $             per month in additional rent for estimated “pass through” charges.

4.                                      Tenant has no current known claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any tenant improvement allowance or other concession payment from Landlord or any free rent for any period after the date of this certification except as follows: (state none, if applicable)                .

5.                                      The Tenant has accepted and is in possession of the Leased Premises. All improvements, alterations and space required to be furnished by Landlord pursuant to the Lease have been completed, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied.

6.                                      The term of the Lease commenced on                           ,         , and the current term is scheduled to expire on                           , 20    .  Except as set forth in the Lease, the Tenant does not have (i) a right to renew the Lease, or (ii) any option to expand the Leased Premises.  Tenant has no right or option to purchase any part of the Leased Premises or the Property.

7.                                      To Tenant’s knowledge, there is no event of default nor any fact or circumstance that, with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by Landlord or Tenant.

8.                                      Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $                and in the form of                         .

9.                                      No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

10.                               The address of Tenant for receipt of notices is as set forth in the Lease.

11.                               Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part), except as follows: (state none, if applicable)                         .

12.                               To Tenant’s actual knowledge, Tenant has not spilled, disposed of, or released any Hazardous Substances at, on or in the Leased Premises in violation of any applicable law or which requires a cleanup or remediation or reporting to a governmental body under any applicable law.  “Hazardous Substances” shall not include those materials that are technically within the definition provided for in the Lease but that are contained in prepackaged office supplies, cleaning materials, or personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

13.                               This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Buyer and any lender (“Lender”) to Buyer (or to Buyer’s owners), each of the respective successors and assigns of Landlord, Buyer and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Buyer is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the        day of                         , 2014.

TENANT:

                              , a

By:
Name:
Title:

[If there is a guaranty of Lease, please add the following:

Guarantor hereby expressly ratifies and confirms its obligations under that certain [insert name of guaranty document dated [month, date, year] as guarantor of the Lease.

GUARANTOR:

                                , a(n)

By:
Name:
Title:

EXHIBIT A TO TENANT ESTOPPEL

[LIST OF AMENDMENTS AND MODIFICATIONS]

EXHIBIT C-2

FORM OF TENANT ESTOPPEL CERTIFICATE FOR SUNIVA, INC.

            , 2014

The undersigned (“Tenant”), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to                                   , a                                   and its successors and assigns (the “Buyer”), with the knowledge and intent that the Buyer shall rely hereon:

1.                                      The Tenant, as the tenant, and                    (“Landlord”), as the landlord, are parties to that certain lease dated                        ,               (“Original Lease”), whereby the Tenant leased approximately                     square feet of space (the “Leased Premises”) in a portion of the Property known as                          , and more particularly described in the Original Lease (the “Property”).

2.                                      The Original Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications listed on Exhibit A attached hereto, if any (collectively with the Original Lease, hereinafter referred to as the “Lease”) and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises.

3.                                      At Tenant’s request, by reason of an Economic Incentives transaction as described in the Original Lease at Lease Exhibit F Special Stipulations (“Exhibit F”); (a) the Leasehold Parcel was transferred to the Development Authority of Gwinnett County, Georgia (the “Development Authority”) by Industrial 2 Acquisition, LLC (Sellers’ predecessor in interest) and (b) the Lease became a sublease.

4.                                      Tenant agrees that (a) that certain Payment in Lieu of Taxes Agreement dated as of December 30, 2008 by and among Gwinnett County, Georgia, the Development Authority and Tenant (the “PILOT Agreement”) is an Incentives Transaction Document as defined in Exhibit F, and (b) Tenant shall hold harmless and indemnify Buyer from any and all payments due or claims made under the PILOT Agreement and shall immediately take all necessary actions to remove any lien upon the Property arising out of or connected with the PILOT Agreement.

5.                                      The base rent currently payable under the Lease is in the amount of $                    per month which has been paid through             , 2014; and except for the current month, no rent has been paid in advance. Excluding electricity charges, Tenant’s pro rata share of operating expenses, real estate taxes and other “pass-through” charges is              % and is currently paying $                per month in additional rent for estimated “pass through” charges.

6.                                      Tenant has no current known claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any tenant improvement allowance or other concession payment from Landlord or any free rent for any period after the date of this certification except as follows: (state none, if applicable)                  .

7.                                           The Tenant has accepted and is in possession of the Leased Premises. All improvements, alterations and space required to be furnished by Landlord pursuant to the Lease have been completed, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied.

8.                                           The term of the Lease commenced on                       ,            and the current term is scheduled to expire on                , 20    .  Except as set forth in the Lease, the Tenant does not have (i) a right to renew the Lease, or (ii) any option to expand the Leased Premises. Tenant has no right or option to purchase any part of the Leased Premises or the Property.

9.                                           To Tenant’s knowledge, there is no event of default nor any fact or circumstance that,  with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by Landlord or Tenant.

10.                                    Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $                  and in the form of                     .

11.                                    No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

12.                                    The address of Tenant for receipt of notices is as set forth in the Lease.

13.                                    Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part), except as follows: (state none, if applicable)              .

14.                                    To Tenant’s actual knowledge, Tenant has not spilled, disposed of, or released any Hazardous Substances at, on or in the Leased Premises in violation of any applicable law or which requires a cleanup or remediation or reporting to a governmental body under any applicable law. “Hazardous Substances” shall not include those materials that are technically within the definition provided for in the Lease but that are contained in prepackaged office supplies, cleaning materials, or personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

15.                                    This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Buyer and any lender (“Lender”) to Buyer (or to Buyer’s owners), each of the respective successors and assigns of Landlord, Buyer and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Buyer is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the            day of                   , 2014.

TENANT

                              , a

By:
Name:
Title:

[If there is a guaranty of Lease, please add the following:

Guarantor hereby expressly ratifies and confirms its obligations under that certain [insert name of guaranty document dated [month, date, year] as guarantor of the Lease.

GUARANTOR:

                             , a(n)

By:
Name:
Title:

EXHIBIT A TO SUNIVA ESTOPPEL

[LIST OF AMENDMENTS AND MODIFICATIONS]

EXHIBIT D

FORM OF DEED

This Document Was Prepared By:

Please Return After Recording To:

LIMITED WARRANTY DEED

STATE OF

COUNTY OF

This Indenture made this        day of                         in the year TWO THOUSAND FOURTEEN, between

                                               and

as party or parties of the first part, hereinunder called Grantor, and as party or parties of the second part, hereinafter called Grantee ( the words “Grantor” and “Grantee” to include their respective heirs, successors and assigns where the context requires or permits)

WITNESSETH that: Grantor, for and in consideration of the sum of                                       and other good and valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

SEE EXHIBIT A ATTACHED HERETO FOR DESCRIPTION OF THAT [brief description of land], WHICH IS MADE A PART HEREOF BY THIS REFERENCE.

THIS CONVEYANCE IS MADE SUBJECT TO THOSE MATTERS SET OUT IN EXHIBIT B, WHICH IS ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee, its successors and assigns,  against the claims of all persons claiming by, through or under Grantor and no other.

IN WITNESS WHEREOF, Grantor has hereunto set grantor’s hand and seal this day and year first above written.

Signed, sealed and delivered in the presence of:

(Seal)
Witness:	BY
ITS

Witness:

(Seal)
Witness:	BY
ITS

Witness:

STATE OF	)
) ss.
COUNTY OF	)

On this        day of                   , 2014, before me, the undersigned notary public, personally appeared                                                         , personally known to me or proven to me on the basis of satisfactory evidence of identification to be the person whose name is subscribed to the foregoing instrument, who acknowledged him/herself to be the                                    of                                           , and that he/she executed the foregoing instrument in his/her authorized capacity for its stated purpose.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:	[NOTARY SEAL]

STATE OF	)
) ss.
COUNTY OF	)

On this        day of                   , 2014, before me, the undersigned notary public, personally appeared                                                         , personally known to me or proven to me on the basis of satisfactory evidence of identification to be the person whose name is subscribed to the foregoing instrument, who acknowledged him/herself to be the                                    of                                           , and that he/she executed the foregoing instrument in his/her authorized capacity for its stated purpose.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:	[NOTARY SEAL]

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date,                               , a                                               (“Seller”), does hereby bargain, sell, grant, assign, transfer, set over and deliver unto                                                   ,  a                           (“Buyer”), all of Seller’s right, title and interest in and to all of the Personal Property and the Intangible Property.  Seller warrants and represents that it has not been pledged, transferred or assigned to any other person.

Seller shall, at any time and from time to time, upon the request of Buyer, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Buyer any and all of the interests and assets hereby transferred to Buyer.

As used herein, all initially capitalized terms not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement and Escrow Instructions dated as of                 , 2014 between Buyer and Seller (the “Purchase Agreement”).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of Closing Date.

,
a

By:
Name:
Title:

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined),                                 , a                                      (“Assignor”), does hereby assign, sell, transfer, set over and deliver to                        (“Assignee”), all of its right, title and interest in and to the leases and/or licenses more particularly described on Exhibit A attached hereto and incorporated herein, all of which are in full force and effect (the “Leases”), together with all guaranties of the Leases and all unapplied security deposits, letters of credit, prepaid rentals, unapplied cleaning fees and other unapplied deposits paid or deposited by any tenant thereunder to Assignor, as landlord, or any other person on Assignor’s behalf pursuant to the Leases (together with any interest which has accrued for the account of the respective tenant)..  The Leases affect the real property described on Exhibit B attached hereto and made a part hereof (the “Real Property”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by the landlord under the Leases arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained, and Assignee shall not assume or be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time prior to the Closing Date or rights accruing to landlord prior to the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys’ fees and costs and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder.  Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys’ fees and costs and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder; provided, however, that to the extent Assignor has delivered tenant security deposits to Assignee and complied with applicable law, Assignor shall have no further liability for the return of such delivered tenant security deposits.  Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense.  The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

Assignor and Assignee shall, at any time and from time to time, upon the reasonable request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of                       , 2014 between Assignor and Assignee.

This Assignment and Assumption of Leases may be executed in counterparts with the same effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Leases.

IN WITNESS WHEREOF, this Assignment and Assumption of Leases has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

,

By:

Exhibit A

Leases

Exhibit B

Legal Description

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined),                           , a                                               (“Assignor”), does hereby assign, sell, transfer, set over and deliver to                                                           , a                                (“Assignee”), all of Assignor’s right, title and interest in and to the contracts described on Exhibit A attached hereto and made a part hereof (the “Approved Contracts”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Approved Contracts arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained and Assignee shall not assume or be responsible for any of the obligations, covenants, terms and conditions of the Approved Contracts to be performed or observed by Assignor thereunder arising at any time prior to the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost or expense (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder.  Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys’ fees and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder.  Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense.  The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

Assignor shall, at any time and from time to time, upon the reasonable request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be reasonably necessary to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of                                 , 2014 between Assignor, Assignee and the other parties named therein.

This Assignment and Assumption of Contracts may be executed in counterparts with the same effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Contracts.

IN WITNESS WHEREOF, this Assignment and Assumption of Contracts has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR

,
a

By:
Name:
Title:

ASSIGNEE

By:

Exhibit A

Approved Contracts

EXHIBIT H

FIRPTA AFFIDAVIT

SELLER’S FIRPTA CERTIFICATE

To inform [                                                      ]  (the “Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required by                   , a                       company (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1.             The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.                                      The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.                                      The Transferor’s U.S. employer or tax (social security) identification number is                                     ; and

4.                                      The Transferor’s address is [].

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated: , 2014	[ ], a [ ]

By:

EXHIBIT I

OMITTED

EXHIBIT J

SELLER CLOSING CERTIFICATE

This Certificate (“Certificate”) is furnished pursuant to                      of that certain Purchase and Sale Agreement dated as of April       , 2014 (the “Agreement”) by and between                                   , a                                       (“Seller”), and                                           , a                          company (“Buyer”).

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

The undersigned hereby certifies that all of the representations and warranties made by Seller in the Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date except as disclosed on Schedule 1 attached hereto.

The foregoing certifications are made and delivered this        day of                   , 2014.

SELLER:

,
a

By:
Name:
Title:

Date:

Schedule 1

to Seller Closing Certificate

EXHIBIT K

EXISTING CONTRACTS

Service	Company
Management	Colliers International
Plumbing Repairs, Testing, and Maintenance	Alan Foster Plumbing
Janitorial Services	Building Cleaning Solutions
HVAC Maintenance	Cajun Air
Pest Control	Garland Services
Landscaping	Greenwood Group
Elevator Maintenance	Thyssenkrupp Elevator Corporation
Window Cleaning	Valcourt Building Services

EXHIBIT L

EXISTING LEASES

Tenant	Lease Document and Date of Lease Document [to include all lease documents for each property]

ADVA Optical Networking North America, Inc. Suniva, Inc.

•                  Office Lease (dated September 25, 2008)

•                  First Amendment to Office Lease (dated May 24, 2010)

•                  Industrial Building Lease (dated May 22, 2008)

•                  First Amendment to Industrial Building Lease (dated November 30, 2009)

•                  Second Amendment to Industrial Building Lease (dated February 12, 2010)

EXHIBIT M

RENT ROLL

Property:	Peachtree Industrial Boulevard
Atlanta, GA

Rent Roll as of:	7/1/2014

Suite - Tenant	Sq. Ft.	Base $/SF	Current Monthly Base Rent	Current Monthly CAM	Base Rent Increases	Increase Eff. Date	Lease Comm.	Lease Exp.	CAM Prop Share	Security Deposit

5755 - ADVA Optical	50,000	$17.86	$74,416.67	$13,752.00			3/4/2009	11/3/2019	29.41%	$185,578.26
					$75,916.67	11/4/2014
					$77,416.67	11/4/2015
					$78,958.33	11/4/2016
					$80,541.67	11/4/2017
					$82,166.67	11/4/2018

5765, Suite 100 - ADVA Optical	17,483	$17.86	$26,020.53	$6,681.00			3/4/2009	11/3/2019	10.28%
					$26,545.02	11/4/2014
					$27,069.51	11/4/2015
					$27,608.57	11/4/2016
					$28,162.20	11/4/2017
					$28,730.40	11/4/2018

5765, Suite 200 - VACANT	12,809								7.53%

5765, Suite 300A - Suniva	13,703	$7.64	$8,719.35	$10,631.00			12/1/2009	5/31/2019	8.06%
					$9,068.12	12/1/2014
					$9,294.82	12/1/2015
					$9,527.19	12/1/2016
					$9,765.37	12/1/2017
					$10,009.51	12/1/2018

5765, Suite 300B - Suniva	16,005	$7.60	$10,141.94				3/1/2010	5/31/2019	9.41%
					$10,547.62	3/1/2015
					$10,969.53	3/1/2016
					$11,408.31	3/1/2017
					$11,864.64	3/1/2018
					$12,339.22	3/1/2019

5775 - Suniva	60,000	$6.22	$31,113.73	$11,022.00			10/1/2008	5/31/2019	35.29%	$525,000.00
					$31,891.57	6/1/2015				Decreasing
					$32,688.86	6/1/2016				Letter of Credit
					$33,506.08	6/1/2017
					$34,343.73	6/1/2018

Total Building	170,000	$10.62	$150,412.22	$42,086.00					100%	$710,578.26

EXHIBIT N

DISCLOSURES

1.  Suniva, one of the Tenants, has made a claim for reimbursement of tenant improvement costs in the amount of $95,000, as set forth in the estoppel letter dated May 14, 2013, delivered in connection with the acquisition of the Property by Sellers.

EXHIBIT O

[INTENTIONALLY OMITTED]

EXHIBIT P

LEASING LISTING AGREEMENTS

Colliers International (dated January 15, 2014)

EXHIBIT Q

BOND ISSUER ESTOPPEL

This Estoppel Certificate (“Certificate”) is dated as of this        day of           , 2014, and is issued by the Development Authority of Gwinnett County, a Georgia public body corporate and politic (the “Issuer”).

Reference is made hereby to that certain Lease Agreement, dated as of December 1, 2008, by and among the Issuer, as Landlord, and Edlen Peachtree LLC and CP Peachtree Associates, LLC (collectively, the “Sellers”) (as successors in interest to FirstCal Industrial 2 Acquisition, LLC), as Lessee (as amended, assigned or otherwise modified, the “Bond Lease”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Bond Lease.

This Certificate is being furnished by the Issuer to Plymouth Industrial REIT, Inc., a Maryland corporation, and its designees, nominees, successors and /or assigns (collectively, the “Buyer”) and the Buyer’s lenders and their participants, successors and assigns (collectively, the “Lender”), in connection with the purchase of Seller’s interest in a certain parcel of real property, and the improvements thereon, commonly known as 5755-5775 Peachtree Industrial Boulevard, Gwinnett County, Georgia (the “Property”).  Issuer understands that Buyer, Lender and any title insurance companies insuring the purchase or financing of the Property are relying upon the accuracy of Issuer’s statements in this Certificate in connection with making such purchase and the associated financing.

The Issuer hereby states, certifies and affirms the following:

(1)           The Issuer is party to the Bond Lease and each of the Bond Documents referenced in the Exhibit A attached hereto, and the Bond Documents to which the Issuer is a party have not been modified or amended except as provided in Exhibit A.

(2)           The Bond Documents to which the Issuer is a party are in full force and effect.

(3)           Edlen Peachtree LLC is the current holder of seventy-five percent (75%) of the Bonds, and CP Peachtree Associates, LLC is the current holder of twenty-five percent (25%) of the Bonds.

(4)           The Issuer has not assigned or pledged its interest in any of the Bond Documents except as specifically provided therein, and has not entered into any liens, easements, restrictions, encumbrances, rights-of-way or any other document that would affect or cause a cloud on its title to the Project, other than the Indenture.

(5)           The Issuer is not in default of any of its covenants under any of the Bond Documents to which it is a party and to the best of its knowledge, none of the other parties to the Bond Documents are in default thereunder or have asserted that any breaches, defaults or defenses thereunder exist.  To the best of the Issuer’s knowledge, no facts or circumstances exist that, with the giving of notice or the passage of time, or both, would constitute a material breach or violation of, or default under, any of the Bond Documents by the Issuer or any of the other parties thereto.

(6)           There exist no offsets, counterclaims or defenses under the Bond Lease on the part of the Sellers, as Lessee under the Bond Lease except as follows:                                 .

(7)           The Bond Lease commenced on                      and expires                           .

(8)           There are no fees and other amounts payable to the Issuer or Gwinnett County under the Bond Documents that are currently due and payable or that have accrued but are unpaid except as follows:                            .

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the date first set forth above.

ISSUER:

DEVELOPMENT AUTHORITY OF GWINNETT COUNTY,
a Georgia public body corporate and politic

By:
Name:
Title:

EXHIBIT A TO ISSUER ESTOPPEL

LIST OF BOND DOCUMENTS AND AMENDMENTS AND MODIFICATIONS

EXHIBIT R

BOND TRUSTEE ESTOPPEL

This Estoppel Certificate (“Certificate”) is dated as of this        day of           , 2014, and is issued by Regions Bank, an Alabama banking corporation (the “Trustee”).

Reference is made hereby to (i) that certain Trust Indenture, dated as of December 1, 2008, by and among the Development Authority of Gwinnett County (the “Issuer”) and the Trustee (as amended, assigned or otherwise modified, the “Indenture”), (ii) that certain Lease Agreement, dated as of December 1, 2008, by and among the Issuer, as Landlord, and Edlen Peachtree LLC and CP Peachtree Associates, LLC (collectively, the “Sellers”) (as successors in interest to FirstCal Industrial 2 Acquisition, LLC), as Lessee (as amended, assigned or otherwise modified, the “Bond Lease”), and (iii) that certain Home Office Payment Agreement, dated as of December 1, 2008, by and among the Trustee and Sellers (as successors in interest to FirstCal Industrial 2 Acquisition, LLC), (as amended, assigned or otherwise modified, the “Home Office Payment Agreement”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Bond Lease.

This Certificate is being furnished by the Trustee to Plymouth Industrial REIT, Inc., a Maryland corporation, and its designees, nominees, successors and /or assigns (collectively, the “Buyer”) and the Buyer’s lenders and their participants, successors and assigns (collectively, the “Lender”), in connection with the purchase of Seller’s interest in a certain parcel of real property, and the improvements thereon, commonly known as 5755-5775 Peachtree Industrial Boulevard, Gwinnett County, Georgia (the “Property”).  Trustee understands that Buyer, Lender and any title insurance companies insuring the purchase or financing of the Property are relying upon the accuracy of Trustee’s statements in this Certificate in connection with making such purchase and the associated financing.

The Trustee hereby states, certifies and affirms the following:

(1)           The Trustee is party to the Indenture and each of the Bond Documents referenced in the Exhibit A attached hereto, and the Bond Documents to which the Trustee is a party have not been modified or amended except as provided in Exhibit A.

(2)           The Bond Documents to which the Trustee is a party are in full force and effect.

(3)           The Bond Documents to which the Trustee is a party are in full force and effect. The Trustee has not assigned or pledged its interest in any of the Bond Documents except as specifically provided therein, and has not entered into any liens, easements, restrictions, encumbrances, rights-of-way or any other document that would affect or cause a cloud on its title to the Trust Estate (as such term is defined in the Indenture) or its security interest in the Project.

(4)           To the best of the Trustee’s knowledge, the Trustee is not in default of any of its covenants under any of the Bond Documents to which it is a party and none of the other parties to the Bond Documents are in default thereunder or have asserted that any breaches, defaults or defenses thereunder exist.  To the best of Trustee’s knowledge, no facts or circumstances exist that, with the giving of notice or the passage of time, or both, would constitute a material breach or violation of, or default under, any of the Bond Documents by the Trustee or any of the other parties thereto.

(5)           All outstanding Bonds are currently registered in the name of Sellers.  Edlen Peachtree LLC is the current holder of seventy-five percent (75%) of the Bonds, and CP Peachtree Associates, LLC is the current holder of twenty-five percent (25%) of the Bonds.

(6)           There are no amounts that are deposited in or credited to any of the funds and accounts created under the Indenture and held by the Trustee and there are no fees and other amounts payable to the Trustee under the Indenture or any of the other Bond Documents that are currently due and payable or that have accrued but are unpaid; provided, however, the parties hereto acknowledge that payments of Base Rent under the Bond Lease and payments of the principal of and interest on the Bonds have been and are being made pursuant to the Home Office Payment Agreement and as a result such payments have not been received or made by the Trustee as Paying Agent under the Indenture.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the date first set forth above.

TRUSTEE:

REGIONS BANK, an Alabama banking corporation

By:
Name:
Title:

EXHIBIT A TO TRUSTEE ESTOPPEL

LIST OF BOND DOCUMENTS AND AMENDMENTS AND MODIFICATIONS

1.                                      Lease Agreement dated as of December 1, 2008 between the Issuer and CH Peachtree Associates, LLC and Edlen Peachtree, LLC (as successor to FirstCal Industrial 2 Acquisition, LLC) (the “Sellers”), as the same was amended by that certain Assignment, Assumption, Release and Modification of Lease Documents dated as of May 14, 2013 (the “2013 Assignment and Assumption Agreement”) among the Issuer, the Sellers, FirstCal Industrial 2 Acquisition, LLC and Regions Bank, as bond trustee (the “Bond Trustee);

2.                                      Home Office Payment Agreement dated as of December 1, 2008 (the “Home Office Payment Agreement”) between the Sellers, as lessees and purchasers of the Bond,  and the Bond Trustee, as amended by the 2013 Assignment and Assumption Agreement;

3.                                      Documents Escrow Agreement dated as of December 1, 2008 (the “Documents Escrow Agreement”) among the Issuer, the Sellers and the Bond Trustee, as amended by the 2013 Assignment and Assumption Agreement; and

4.                                      Bond No. R-2 issued by the Issuer in the principal amount of $4,008,000 in favor of the Sellers (the “Bond”).

EXHIBIT S-1

FORM OF REPRESENTATION LETTER

[                                    ]

c/o Cambridge Hanover, Inc.

65 Locust Avenue

New Canaan, CT 06840

Marcum LLP

Accountants & Advisors

53 State St

Boston, MA 02109

We are providing this letter in connection with your review of the statement of revenues and certain expenses of the property identified in Appendix A, which is owned by [                                ] (the “Company”) for the year ended December 31, 2013 and the               (      ) [month(s)/quarter] ended                             , 20      , for the purpose of determining whether any material modifications should be made to the interim financial statement for it to conform with accounting principles generally accepted in the United States of America (including all applicable Securities and Exchange Commission (“SEC”) pronouncements).  We confirm that we are responsible for the fair presentation of the interim financial statement in conformity with accounting principles generally accepted in the United States of America including all applicable SEC pronouncements.

Certain representations in this letter are described as being limited to matters that are material. Notwithstanding this, items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.  An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

We confirm, to the best of our knowledge and belief, the following representations made to you during your review.

1.                                      To the best of my knowledge, the interim financial statement referred to above has been prepared and presented in conformity with accounting principles generally accepted in the United States of America including all applicable SEC pronouncements applicable to interim financial statement.  Such accounting principles are consistent with the annual financial statement, unless otherwise disclosed in the interim financial statement.

2.                                      We have made available to you:

a.                                      all financial records and related data.

b.                                      minutes of the meetings of stockholders, directors and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

3.                                      There have been no communications from regulatory agencies, such as the SEC or the Internal Revenue Service, or inquiries from any governmental or regulatory bodies concerning potential noncompliance with, or deficiencies in, financial reporting practices or any other matters that could have an adverse effect on our operations or material adverse effect on the financial statement.

4.                                      There are no material transactions that have not been properly recorded in the accounting records underlying the interim financial statement.

5.                                      a.                                      We understand that there are no uncorrected interim financial statement misstatements proposed by you during the engagement.

b.                                      We have reviewed and approved all adjusting journal entries proposed by you during your engagement that have been recorded in our general ledger and reflected properly in the interim financial statements and footnotes (summarized in the attached Appendix B).

6.                                      To the best of my knowledge, there are no significant deficiencies, including material weaknesses, in the design or operation of internal controls, which could adversely affect the Company’s ability to record, process, summarize, and report interim financial data.

7.                                      We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

8.                                      We have no knowledge of any fraud or suspected fraud affecting the Company involving:

a.                                      management;

b.                                      employees who have significant roles in internal control; or

c.                                       others where the fraud could have a material effect on the interim financial statement.

9.                                      We have no knowledge of any allegations of fraud or suspected fraud affecting the Company in communications from employees, former employees, analysts, regulators, short sellers, or others.

10.                               The following have been properly recorded or disclosed in the interim financial statement:

a.                                      related-party transactions, including leasing arrangements, and guarantees.

b.                                      guarantees, whether written or oral, under which the Company is contingently liable.

c.                                       estimates that may be subject to a material change in the near term.  We understand that near term means the period within one year of the date of the interim financial statement.  In addition, we have no knowledge of concentrations existing at the date of the interim financial statement that make the Company vulnerable to the risk of severe impact that have not been properly disclosed in the interim financial statement.  Concentrations refer to volumes of business, revenues, available sources of supply, markets and geographic areas.

11.                               There are no:

a.                                      violations or possible violations of laws or regulations whose effects should be considered for disclosure in the interim financial statement or as a basis for recording a loss contingency.

b.                                      unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with ASC 450 (“Contingencies”) (formerly SFAS 5).

c.                                       other liabilities or gain or loss contingencies that are required to be accrued or disclosed by ASC 450 (“Contingencies”) (formerly SFAS 5).

12.                               The Company has satisfactory title to all owned assets.

13.                               The Company has complied with all aspects of contractual agreements that would have a material effect on the interim financial statements in the event of noncompliance.

To the best of our knowledge and belief, no events have occurred subsequent to                         , 20     and through the date of this letter that would require adjustment to or disclosure in the aforementioned interim financial statement.

[ ]

By:

Name:
Title:
Date:

APPENDIX A — LIST OF PROPERTIES

APPENDIX B

EXHIBIT S-2

FORM OF UPDATE LETTER

[                                                      ]

c/o Cambridge Hanover, Inc.

65 Locust Avenue

New Canaan, CT 06840

                            , 2014

Marcum LLP

Accountants & Advisors

53 State St

Boston, MA 02109

In a letter to you dated                       , 20     we confirmed certain representations made by us in connection with your audit and review of the combined statements of revenues and certain expenses of the properties listed in Appendix A (the “Properties”), which are owned by [                                                    ] (the “Company”), for the year ended December 31, 2013 and the                            (      ) [month(s)/quarter(s)] ended                   , 20    , respectively. We now confirm the following additional information to you:

1.                                      To the best of our knowledge and belief, the statements contained in our representation letters to you dated                   , 20     for the audit and review are correct as of the date of this letter.

2.                                      No events have occurred and no facts have been discovered since               , 20     that would:

a.                                      make the combined financial statements of the Properties inaccurate or misleading for the year ended December 31, 2013 and the                            (      ) [month(s)/quarter(s)] ended                       , 20    ; or

b.                                      cause any material changes in the subsequent results of operations of the Properties.

3.                                      We have not consulted with an attorney with respect to the Properties subsequent to                           , 20    , with respect to any loss contingencies or any other matters that would require adjustment to or disclosure in the Properties’ combined financial statements.

Minutes of board meetings, including any committees thereof, occurring subsequent to                       , 20     were made available to you. We have made you aware of and have

properly disclosed any Board actions taken subsequent to                     , 20       that would have a material impact on the Properties’ combined financial statements for the year ended December 31, 2013 and the                            (      ) [month(s)/quarter(s)] ended                   , 20    .

[ ]
By:
Name:
Title:
Date:

EXHIBIT T

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Indemnification Agreement”) is made and entered into as of               , 20     by and between PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (the “Company”) and [applicable Seller entity(ies)] (the “Indemnitee”).

RECITALS

WHEREAS, the Company, as Buyer, and Edlen Peachtree, LLC, a Delaware limited liability company and CH Peachtree Associates, LLC, a Georgia limited liability company, as Sellers are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of August     , 2014 (as amended, assigned or otherwise modified, the “Purchase Agreement”)

WHEREAS, capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Purchase Agreement;

WHEREAS, the Purchase Agreement requires the Indemnitee to provide Buyer, Buyer’s designated representative and/or Buyer’s independent auditor with one or more representation letters (collectively, the “Representation Letters”) with respect to the books, records and related information of the Property; and

WHEREAS, the Purchase Agreement requires the Company to execute this Indemnification Agreement in order to induce Indemnitee to execute and deliver the Representation Letters.

NOW, THEREFORE, in further consideration for Indemnitee executing and delivering the Representation Letters and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Indemnity of Indemnitee.  The Company agrees to indemnify, defend and hold harmless Indemnitee and its affiliates (and their respective directors, partners, members, managers, officers, employees, equity holders, successors, assigns, representatives and agents)(collectively, the “Indemnified Parties”) from and against all claims, losses, liabilities, damages, deficiencies, costs or expenses, including interest, penalties and attorneys’ fees and disbursements (collectively, “Losses”), actually incurred, suffered or paid, directly or indirectly, by the Indemnified Parties based upon, arising out of or otherwise in respect of any breach or alleged breach of any representation made by Indemnitee in the Representation Letters, the claim for which is made by written notice delivered to any Indemnified Party on or after the date hereof (the “Commencement Date”); provided that the Company is not obligated to indemnify any Indemnified Party with respect to any Loss arising from a claim for which written notice is delivered prior to the Commencement Date.

2.                                      Notice and Opportunity to Defend.  Promptly after receipt by any Indemnified Party entitled to indemnification under this Indemnification Agreement of notice of any demand, assertion or other circumstance which could give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (each, an “Asserted Liability”) that may result in a Loss, such Indemnified Party will give notice thereof (the “Claims Notice”) to the Company, subject to the procedures contained in this Section 2. The Claims Notice will describe the Asserted Liability in reasonable detail and will indicate the amount of the Loss that has been or may be suffered by the Indemnified Party. In no event will the Indemnified Party’s failure to give a Claims Notice to the Company relieve the Company of any liability under this Section 2, except to the extent that such failure materially prejudices the Company’s ability to adequately defend such claim.

3.                                      Opportunity to Defend.  If the Company confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to any Asserted Liability, the Company may elect to compromise or defend, at its own expense and with counsel reasonably satisfactory to the Indemnified Party, such Asserted Liability; and if the Company so elects to compromise or defend, the Company will have the right to control the defense of such Asserted Liability. If the Company elects to compromise or defend such Asserted Liability, it will within fifteen (15) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party will cooperate with the Company in the compromise of, or defense against, such Asserted Liability. If the Company elects not to compromise or defend such Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Indemnification Agreement, the Indemnified Party may pay, compromise or defend such Asserted Liability, and the Indemnified Party will have the right to control the compromise or defense of such Asserted Liability; and in such case, the Indemnified Party will retain the right to pursue its rights to indemnification hereunder against the Company. Notwithstanding the foregoing provisions of this Section 3, the Company may settle or compromise any Asserted Liability, only if (i) such settlement or compromise does not result in any liability to, restriction on or admission by the Indemnified Party, and (ii) such settlement or compromise constitutes or includes a full release of the Indemnified Party. In any event, the Indemnified Party may participate, at its own expense, in the defense of any Asserted Liability; provided, that upon any adverse decision in litigation on a substantial motion or ruling, the Indemnified Party’s reasonable counsel fees shall thereafter be indemnified hereunder. If the Company chooses to defend any Asserted Liability, the Indemnified Party will make available to the Company any books, records or other documents within its control that are necessary or appropriate for such defense.

4.                                      Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Indemnification Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

5.                                      Modification and Waiver.  No supplement, modification, termination or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6.                                      Notices.  All notices and other communications given or made pursuant to this Indemnification Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt (charges prepaid).  All communications shall be sent:

(a)                                 To Indemnitee at:

Garrity Malkin Industrial Partners I, LLC

c/o Cambridge Hanover, Inc.

65 Locust Avenue, Suite 200

New Canaan, CT 06840

(b)                                 To the Company at:

Plymouth Industrial REIT, Inc.

260 Franklin Street, Suite 1900

Boston, MA 02110

1.                                      or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

7.                                      Counterparts.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Indemnification Agreement.  The parties hereby agree that a PDF copy of each party’s original signature to this Indemnification Agreement delivered by electronic mail shall be effective as such party’s signature to this Indemnification Agreement.

8.                                      Headings.  The headings of the paragraphs of this Indemnification Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnification Agreement or to affect the construction thereof.

9.                                      Governing Law.  This Indemnification Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Massachusetts, without regard to its conflict of laws rules.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY:

PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation

By:
Name:	Pendleton P. White, Jr.
Title:	President

INDEMNITEE:

[Applicable Seller entity(ies)]

By:
Name:
Title: